UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
AssetMark Financial Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ASSETMARK FINANCIAL HOLDINGS, INC.
1655 Grant Street, 10th Floor
Concord, California 94520
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2024
April 9, 2024
Dear AssetMark Stockholders:
On behalf of the Board of Directors, it is my pleasure to invite you to the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of AssetMark Financial Holdings, Inc., a Delaware corporation (“AssetMark” or the “Company”). The Annual Meeting will be completely virtual and will be held on Monday, May 20, 2024, at 1:00 p.m., Pacific Time. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/AMK2024. We believe a virtual meeting provides expanded access and convenience, improves communication, allows our employee stockholders to attend the Annual Meeting, reduces the environmental impact of our Annual Meeting, provides cost savings and enables increased stockholder attendance and participation.
Date:     Monday, May 20, 2024
Time:     1:00 p.m., Pacific Time
Virtual Meeting:     www.virtualshareholdermeeting.com/AMK2024
Items of Business:     At the Annual Meeting, the stockholders will vote on the following matters:
1.To elect to the Company’s three nominees, Patricia Guinn, Ying Sun and Joseph Velli to the Board of Directors to serve as Class II directors, each for a three-year term expiring at the 2027 Annual Meeting of Stockholders and until their successors are elected and qualified.
2.To ratify the selection by the Audit and Risk Committee of the Board of Directors of KPMG LLP as AssetMark’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
3.To approve the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan to increase the number of shares available for issuance thereunder.
4.To consider and take action upon any other business that may properly come before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.
Record Date: The record date for the Annual Meeting is March 27, 2024. Only stockholders of record as of the close of business on that date may vote at the meeting or any adjournment thereof.
Notice of Internet Availability of Proxy Materials: The Proxy Statement and Annual Report to stockholders are available at www.proxyvote.com.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and submit your proxy or voting instructions as promptly as possible to ensure your representation at the Annual Meeting. For instructions on how to vote your shares, please refer to the instructions beginning on page 4 of the accompanying Proxy Statement. We encourage you to submit your proxy or voting instructions via the internet, which helps reduce the environmental impact of our Annual Meeting. Even if you have voted by proxy, you may still attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may do so automatically by voting at the Annual Meeting, or by delivering to us a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.
If you have questions about the Annual Meeting, require assistance submitting your proxy or voting your shares, or need additional copies of our proxy materials, please contact Investor Relations at investorrelations@assetmark.com. You may visit https://ir.assetmark.com to access various reports, executive messages and timely information on our business.
By Order of the Board of Directors
Michael Kim
Chief Executive Officer, President and Director
AssetMark Financial Holdings, Inc.

ASSETMARK FINANCIAL HOLDINGS, INC.
_____________________________________________________________________________________
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
_____________________________________________________________________________________
i

ASSETMARK FINANCIAL HOLDINGS, INC.
1655 Grant Street, 10th Floor
Concord, California 94520
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2024
SUMMARY INFORMATION
This summary highlights information contained elsewhere in this Proxy Statement. For more complete information, we encourage you to review the entire Proxy Statement and AssetMark’s 2023 Annual Report, including the Annual Report on Form 10-K for the year ended December 31, 2023.
The Notice of the Annual Meeting of Stockholders, Notice of Internet Availability of Proxy Materials, our 2023 Annual Report and this Proxy Statement are first being made available to stockholders on or about April 9, 2024. All references to “AssetMark,” “we,” “us,” “our” and “Company” in this Proxy Statement refer to AssetMark Financial Holdings, Inc.
Annual Meeting of Stockholders:
Date: Monday, May 20, 2024
Time: 1:00 p.m., Pacific Time
Record Date: March 27, 2024
Webcast: The meeting can be accessed by visiting www.virtualshareholdermeeting.com/AMK2024, where you will be able to listen to the meeting live, submit questions and vote online. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting login page.
Voting Methods:

Submit your proxy or voting instructions by internet	Submit your proxy or voting instructions by telephone	Submit your proxy or voting instructions by mail	Submit your vote online during the meeting
Go to www.proxyvote.com and enter the 16-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials
Call the number on your proxy card or voting instruction form. You will need the 16-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials
Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed, postage-paid envelope
See the instructions in the section captioned “Webcast” above regarding attendance at our virtual Annual Meeting to vote online. You will need the 16-digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials

Meeting Agenda and Voting Recommendations

Agenda Item	Board Recommendation	Page

Proposal 1: Election of the Company’s Class II director nominees specified in this Proxy Statement	FOR ALL NOMINEES	13
Proposal 2: Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR	26
Proposal 3: Approval of the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan	FOR	37
Proposal 1: Election of Directors
The Board of Directors is asking you to vote “FOR” the election of each of the Company’s director nominees listed below to serve as Class II directors.

Nominee	Age	Director Since	Director Class	Current Committee Membership
Patricia Guinn	69	2019	II	Audit and Risk; Compensation
Ying Sun	48	2016	II	Compensation; Nominating, Governance and Compliance
Joseph Velli	66	2020	II	Audit and Risk
Each director nominee currently serves as a member of the Board of Directors as a Class II director.
The holders of our common stock are entitled to one vote per share. We expect that Huatai Securities Co., Ltd. (“HTSC”), our controlling stockholder through its indirect subsidiary Huatai International Investment Holdings Limited (“HIIHL”), holding approximately 68.4% of the outstanding shares of our common stock as of the Record Date for the Annual Meeting, and accordingly having the ability to elect all of the Company’s director nominees, will vote “FOR” each of the director nominees listed above.
Proposal 2: Independent Registered Public Accounting Firm
The Board of Directors is asking you to vote “FOR” the ratification of the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
All KPMG fees incurred in connection with professional services rendered to AssetMark during the fiscal year ended December 31, 2023 are summarized below under “Proposal 2—Ratification of Selection of Independent Registered Public Accounting Firm.”
The holders of our common stock are entitled to one vote per share. We expect that HTSC, through HIIHL, holding approximately 68.4% of the outstanding shares of our common stock as of the Record Date for the Annual Meeting, and accordingly having the ability to approve of the selection of KPMG as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024, will vote “FOR” Proposal 2.

Proposal 3: Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan

The Board of Directors is asking you to vote “FOR” the approval of the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan.

The approval of the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan would make an additional 4,300,000 shares of common stock available for issuance under the plan, of which 2,300,000 would be shares now held or subsequently acquired by us as treasury shares as well as certain other administrative amendments. The Board of Directors is asking you to approve the amended plan so that we may continue to use equity awards to motivate, attract and retain the services of individuals whose judgement, interest and special efforts are linked to our success.

The holders of our common stock are entitled to one vote per share. We expect that HTSC, our controlling stockholder, through its indirect subsidiary HIIHL, holding approximately 68.4% of the outstanding shares of our common stock as of the Record Date for the Annual Meeting, and accordingly having the ability to approve the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan, will vote “FOR” Proposal 3.
Important Notice Regarding the Internet Availability of Proxy Materials for the
Annual Meeting to Be Held on Monday, May 20, 2024:
The accompanying Proxy Statement, Form of Proxy and 2023 Annual Report, including the Annual Report on Form 10-K for the Year Ended December 31, 2023,
are available electronically
on our website at https://ir.assetmark.com
and at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
The following summary briefly answers some questions you may have regarding these proxy materials and the Annual Meeting. This summary may not address all questions that could be important to you as an AssetMark stockholder. Please refer to the more detailed information contained elsewhere, and the documents referred to in this Proxy Statement.
Q:Why am I receiving these proxy materials?
A:You are receiving these proxy materials because the Board of Directors of AssetMark (the “Board of Directors” or the “Board”) is soliciting your proxy to vote at AssetMark’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including any adjournments or postponements thereof. The Annual Meeting will take place on Monday, May 20, 2024, at 1:00 p.m., Pacific Time. As an AssetMark stockholder as of the close of business on March 27, 2024, which is the Record Date fixed by the Board of Directors, you are entitled, and are urged, to vote your shares on the proposals described in this Proxy Statement, and are invited to attend the Annual Meeting, which will be held online. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy or voting instructions.
Q:What information is contained in the proxy materials?
A:The proxy materials include:
•a notice of the 2024 Annual Meeting of Stockholders;
•the Proxy Statement for the Annual Meeting; and
•our 2023 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2023, including our audited consolidated financial statements for the year ended December 31, 2023.
If you received printed proxy materials by mail, these materials also should have included a proxy card for you to vote your shares of common stock.
The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of AssetMark’s directors and its most highly paid executive officers, and other required information.
Q:Why might I have received a Notice of Internet Availability of Proxy Materials instead of a full set of printed proxy materials?
A:As permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to many of our stockholders via the internet, rather than mailing printed copies of such materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials (a “Notice”) by mail, you will not receive a printed or email copy of the proxy materials unless you request them by following the instructions included in the Notice. The Notice also provides instructions on how to access the proxy materials online, how to submit your proxy or voting instructions via the internet, by telephone or by mail, and how to vote online at the Annual Meeting.
Q:Why did some stockholders not receive a Notice in the mail?
A:Some AssetMark stockholders, including stockholders who previously requested to receive paper copies of the proxy materials, will receive paper copies of the proxy materials instead of a Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.

In addition, stockholders who previously elected delivery of proxy materials electronically will receive a Notice by email. Those stockholders should have received an email containing a link to the website where the proxy materials are available and a link to the proxy voting website.
Q:How do I elect to receive future proxy materials electronically?
A:You may elect to receive future AssetMark proxy materials electronically by following the instructions on your proxy card or voting instruction form or at www.proxyvote.com. Choosing to receive your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. Your election to receive proxy materials electronically will remain in effect until you terminate it.
Q:How do I access the proxy materials or request a paper or electronic copy if I received a Notice?
A:The Notice you received from AssetMark or your bank, brokerage firm or other nominee provides instructions regarding how to view AssetMark’s proxy materials for the Annual Meeting online. As explained in the Notice, to view the proxy materials and submit your proxy or voting instructions, you will need to follow the instructions in your Notice and have available your 16-digit control number contained in your Notice. The Proxy Statement and AssetMark’s 2023 Annual Report, including the Annual Report on Form 10-K for the year ended December 31, 2023 (including exhibits thereto), are also available electronically on our website at https://ir.assetmark.com and at the website maintained by the SEC at www.sec.gov.
A paper or email copy of the proxy materials may be requested (free of charge) using one of the methods described in the Notice.
Q:May I attend the Annual Meeting? What do I need to do to attend the Annual Meeting?
A:The Annual Meeting will be conducted completely online via the internet. Stockholders may attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/AMK2024. To access the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on your voting instruction form. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number posted on the virtual Annual Meeting login page.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the latest version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting.
We encourage you to allow ample time for online check-in by accessing the Annual Meeting before the start time of 1:00 p.m. Pacific Time on May 20, 2024. Online check-in will begin at 12:45 p.m. Pacific Time on May 20, 2024.
Q:Why is the Annual Meeting a virtual, online meeting?
A:By conducting our Annual Meeting solely online via the internet, we reduce the cost and environmental impact associated with a physical meeting. In addition, we anticipate that a virtual meeting will provide greater accessibility for stockholders, encourage stockholder participation from around the world, and improve our ability to communicate more effectively with our stockholders during the meeting.
Q:What constitutes a quorum for the Annual Meeting?
A:To conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. The holders of shares of our common stock representing a majority of the total voting power of all of our outstanding securities generally entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting, except as required by express provision of applicable law, the rules or regulations of The New York Stock Exchange (the “NYSE”), our Certificate of Incorporation (as amended and restated and further amended by the certificate of amendment thereto, our “Certificate of Incorporation”) or our Bylaws (as amended and restated, our “Bylaws”). Virtual attendance at our Annual Meeting constitutes “presence” for purposes of quorum at the meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the Board of Directors may adjourn the Annual Meeting to another time and date.
Q:Who is entitled to vote at the Annual Meeting?
A:Holders of record of our common stock as of the close of business on March 27, 2024, which is the Record Date fixed by the Board of Directors, are entitled to vote their shares at the Annual Meeting. Any stockholder may inspect the complete list of stockholders entitled to vote at the Annual Meeting for any purpose germane to the Annual Meeting for ten days before the Annual Meeting by contacting investorrelations@assetmark.com. The complete list of stockholders entitled to vote at the Annual Meeting will also be available to any stockholder for examination online during the Annual Meeting. To access the list during the Annual Meeting, please visit www.virtualshareholdermeeting.com/AMK2024 and enter the 16-digit control number provided on your proxy card, voting instruction form or Notice.
Q:How many shares may be voted at the Annual Meeting?
A:As of the Record Date for the Annual Meeting, 74,399,237 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon. Stockholders are not permitted to cumulate votes.
Q:What is the difference between a “stockholder of record” and a “beneficial owner”?
A:Whether you are a “stockholder of record” or a “beneficial owner” with respect to your shares of AssetMark common stock depends on how you hold your shares:
•Stockholder of Record: If you hold shares directly in your name on records maintained by AssetMark’s transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares. The proxy materials or Notice have been sent directly to you by AssetMark and you may submit a proxy and vote those shares in the manner described in this Proxy Statement.
•Beneficial Owner: If your shares of common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and the proxy materials or Notice are being forwarded to you by your nominee along with a voting instruction form. You may use the voting instruction form to direct your nominee on how to vote your shares, using one of the methods described on the voting instruction form.
Q:How may I vote my shares at the Annual Meeting?
A:If you hold shares of AssetMark common stock as the stockholder of record, or if you have a valid proxy from the record holder to vote the shares in street name as a beneficial owner, you have the right to vote those shares at the Annual Meeting. If you choose to do so, please follow the instructions at www.virtualshareholdermeeting.com/AMK2024 to vote or submit questions during the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number posted on the virtual Annual Meeting login page.
Even if you plan to attend the Annual Meeting, you should submit a proxy or voting instructions for your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting. If you submit a proxy or voting instructions for your shares and vote at the Annual Meeting, your proxy or voting instructions will be disregarded and your vote at the Annual Meeting will constitute your vote.

Q:How may I vote my shares without attending the Annual Meeting?
A:Even if you plan to attend the Annual Meeting, you should submit a proxy or voting instructions before the meeting by the method or methods below:
•For stockholders who received a Notice by mail: You may access the proxy materials and voting instructions over the internet via the web address provided in the Notice. To access the materials and to submit your proxy or voting instructions, you will need the 16-digit control number provided in the Notice you received in the mail. You may submit your proxy or voting instructions by following the instructions in the Notice or on the proxy voting website.
•For stockholders who received the proxy materials by email: You may access the proxy materials and voting instructions over the internet via the web address provided in the email. To submit your proxy or voting instructions, you will need the 16-digit control number provided in the email. You may submit your proxy or voting instructions by following the instructions in the email or on the proxy voting website.
•For stockholders who received the proxy materials by mail: You may submit your proxy or voting instructions by following the instructions provided on the proxy card or voting instruction form. If you submit your proxy or voting instructions via the internet or by telephone, you will need the 16-digit control number provided on the proxy card or voting instruction form. If you submit your proxy or voting instructions by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed, postage-paid envelope.
Q:What is the deadline for submitting a proxy or voting instructions via the internet or by telephone?
A:If you are a stockholder of record, you may submit your proxy via the internet or by telephone until 11:59 p.m. Eastern Time on Sunday, May 19, 2024.
If you are a beneficial owner of shares of common stock held through a bank, brokerage firm or other nominee, please follow the instructions on your voting instruction form.
Q:May I revoke my proxy or voting instructions before my shares are voted at the Annual Meeting?
A:Yes. Stockholders generally have the right to revoke their proxy or voting instructions before their shares are voted at the Annual Meeting, subject to the voting deadlines described in the answer to the immediately preceding question. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote at the meeting or file a written notice with the Corporate Secretary of AssetMark requesting that your prior proxy be revoked, as described below.
•Stockholders of Record: If you are a stockholder of record, you may revoke a proxy by:
•signing another proxy card with a later date and delivering it to an officer of the Company before the Annual Meeting;
•submitting a later proxy via the internet or by telephone before 11:59 p.m. Eastern Time on Sunday, May 19, 2024;
•providing written notice of your revocation to AssetMark’s Corporate Secretary at AssetMark Financial Holdings, Inc., 1655 Grant Street, 10th Floor, Concord, California, 94520, Attn: Corporate Secretary / Office of the General Counsel; or
•voting online at the Annual Meeting.

Stockholders of record may change their proxy by using any one of these methods regardless of the method they previously used to submit their proxy. Only the latest dated proxy or vote you submit will be counted.
•Beneficial Owners: If you are a beneficial owner of shares of common stock held through a bank, brokerage firm or other nominee, you may submit new voting instructions by:
•submitting new voting instructions in the manner stated on the voting instruction form; or
•voting your shares online at the Annual Meeting.
Q:What does it mean if I receive more than one proxy card or voting instruction form?
A:If your shares of common stock are held in more than one account, you will receive a proxy card or voting instruction form for each account. To ensure that all of your shares are voted, please follow the instructions you receive for each account to submit a proxy or voting instructions via the internet or by telephone, or by completing, dating, signing and returning your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided.
Q:What proposals will be voted on at the Annual Meeting?
A:Stockholders will vote on three proposals at the Annual Meeting:
•Proposal 1 - To elect to the Board of Directors the Company’s three nominees, Ms. Patricia Guinn, Ms. Ying Sun and Mr. Joseph Velli, as Class II directors, each for a three-year term expiring at the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
•Proposal 2 - To ratify the selection of KPMG as AssetMark’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
•Proposal 3 - To approve the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan to increase the number of shares available for issuance thereunder.
Q:How does the Board of Directors recommend that I vote on these proposals?
A:The Board of Directors unanimously recommends that you vote your shares:
•Proposal 1 - “FOR” the election of the Board of Directors’ director nominees.
•Proposal 2 - “FOR” the ratification of the selection of KPMG as AssetMark’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
•Proposal 3 - “FOR” the approval of the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan.
Q:How will my shares be voted if I submit my proxy or voting instruction form but do not provide specific voting instructions in the proxy or voting instruction form I submit?
A:The effect of submitting a proxy or voting instruction form without providing specific voting instructions depends on how you hold your shares.
•Stockholders of Record: If you sign and submit a proxy to AssetMark but do not indicate any voting instructions, your shares will be voted as follows:
•Proposal 1 - “FOR” the election of the Board of Directors’ director nominees.

•Proposal 2 - “FOR” the ratification of the selection of KPMG as AssetMark’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
•Proposal 3 - “FOR” the approval of the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan.
If any other business properly comes before the stockholders for a vote at the Annual Meeting, or any adjournment or postponement of the meeting, your shares will be voted according to the discretion of your proxyholder (one of the individuals named on your proxy card) using their judgment.
•Beneficial Owners: A bank, brokerage firm or other nominee that holds shares of common stock for a beneficial owner will be entitled to vote those shares without instructions from the beneficial owner on matters that are considered “routine” in nature. The ratification of the selection of KPMG as AssetMark’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2) is the only proposal to be acted on at the Annual Meeting that is considered “routine.” Unless instructed by the beneficial owner on how to vote, a bank, brokerage firm or other nominee is not entitled to vote the shares it holds for a beneficial owner on any proposals that are considered “non-routine,” including Proposal 1 (election of directors) and Proposal 3 (approval of the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan).
Consequently, if you hold your shares of AssetMark common stock through a bank, brokerage firm or other nominee and you do not submit any voting instructions to your nominee, your nominee (1) may not exercise its discretion to vote your shares on Proposal 1 (election of directors) or Proposal 3 (approval of the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan), but (2) may exercise its discretion to vote your shares on Proposal 2 (ratification of selection of independent registered public accounting firm). If your shares are voted as directed by your bank, brokerage firm or other nominee on the routine proposal (Proposal 2), your shares will constitute “broker non-votes” on the non-routine proposals (Proposal 1 and Proposal 2) (see below for a further discussion of the effect of broker non-votes). If you are a beneficial owner and want your vote to count on Proposal 1 (election of directors) or Proposal 3 (approval of the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan), you must instruct your bank, brokerage firm or other nominee as to how to vote your shares.

Q:What vote is required to approve each of the proposals?
A:The voting requirements for approval of the proposals at the Annual Meeting, assuming a quorum is present or represented at the meeting, are as follows:

Proposal	Vote required	Broker discretionary voting allowed?

Proposal 1: Election of directors	Plurality of votes cast with respect to shares present in person or by proxy and entitled to vote on the election of directors.	No
Proposal 2: Ratification of selection of independent registered public accounting firm	Affirmative vote of holders of shares representing a majority of the votes cast with respect to the proposal.	Yes
Proposal 3: Approval of the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan	Affirmative vote of holders of shares representing a majority of the votes cast with respect to the proposal.	No
Q:What effect do abstentions and broker non-votes have on the proposals?
A:If your shares are counted as either broker non-votes or abstentions, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present.
With respect to the outcome of each proposal:
•Abstentions: Abstentions will have no effect on the outcome of the vote for Proposal 1 (election of directors), Proposal 2 (ratification of appointment of independent registered public accounting firm) or Proposal 3 (approval of the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan), because broker non-votes are not considered “votes cast.”
•Broker non-votes: A “broker non-vote” occurs when (1) the beneficial owner of shares held through a bank, brokerage firm or other nominee in “street name” does not give the nominee specific voting instructions on the matter, (2) the proposal being voted on is a matter that is considered “non-routine” in nature, and (3) there is at least one “routine” proposal being voted on at the same meeting. If you are a beneficial owner of AssetMark common stock and do not submit any voting instructions to your bank, brokerage firm or other nominee, your nominee may exercise its discretion to vote your shares on Proposal 2, because that proposal is considered “routine.” However, a nominee is not entitled to vote the shares it holds for a beneficial owner on any “non-routine” proposals, including Proposal 1 and Proposal 3. Therefore, if you do not provide specific voting instructions to your nominee, your shares will constitute broker non-votes with respect to Proposal 1 and Proposal 3. Broker non-votes will have no effect on the outcome of the vote for Proposal 1, or Proposal 3 because broker non-votes are not considered “votes cast.”
Q:How will the voting power of the common stock held by our controlling stockholder affect the approval of the proposals being voted on at the Annual Meeting?
A:As of the Record Date for the Annual Meeting, HTSC, our controlling stockholder, held approximately 68.4% of the shares of our outstanding common stock. By reason of their majority ownership of our outstanding common stock, HTSC has the ability to elect all of the

Company’s director nominees, ratify the selection of the appointment of KPMG as AssetMark’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and approve the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan. We expect that HTSC will vote in favor of all proposals.
Q:What happens if additional matters are presented at the Annual Meeting?
A:If you grant a proxy to AssetMark, AssetMark’s proxyholders (listed on your proxy card) will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Other than matters and proposals described in this Proxy Statement, as of the date of this Proxy Statement, AssetMark has not received valid notice of any other business to be acted upon at the Annual Meeting. Our Bylaws require a stockholder to give notice of any proposed business to be acted upon at the Annual Meeting no earlier than February 6, 2024 and no later than March 7, 2024; as such, any notice received after the date of this Proxy Statement would not be deemed “proper” under our Bylaws.
Q:Who will count the votes?
A:Broadridge Financial Solutions, Inc., or a representative or agent of Broadridge Financial Solutions, Inc., will tabulate and certify the votes as the inspector of elections for the Annual Meeting.
Q:Where can I find the voting results of the Annual Meeting?
A:AssetMark will report the voting results by filing a Current Report on Form 8-K with the SEC within four business days after the date of the Annual Meeting. If the final voting results are not known when AssetMark files such report, it will amend the initial report to disclose the final voting results within four business days of those results becoming known.
Q:Who will bear the cost of soliciting votes for the Annual Meeting?
A:AssetMark will bear all costs of proxy solicitation. Proxies may be solicited by mail, in person, by telephone, by facsimile, by electronic means or by advertisements by directors, executive officers and other employees of AssetMark or its subsidiaries, without additional compensation. AssetMark will reimburse banks, brokerage firms and other nominees for their reasonable expenses to forward proxy materials to beneficial owners.
Q:How may I propose matters for inclusion in AssetMark’s proxy materials for the 2025 Annual Meeting of Stockholders or for consideration at the 2025 Annual Meeting of Stockholders, and what are the deadlines?
A:For information on how to propose matters for inclusion in AssetMark’s proxy materials for the 2025 Annual Meeting of Stockholders or for consideration at the 2025 Annual Meeting of Stockholders without inclusion in our proxy materials, and for the specification of applicable deadlines, see the section titled “Other Matters—Stockholder Proposals for Next Year’s Annual Meeting.”
Q:What are the implications of AssetMark being an “emerging growth company”?
A:We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on certain provisions of the JOBS Act that contain exceptions to and exemptions from disclosure and other requirements that otherwise are applicable to companies that file periodic reports with the SEC. Among other provisions, the JOBS Act permits us to include reduced disclosure regarding executive compensation in this Proxy Statement and our other SEC filings and provides an exemption from the requirements to hold a non-binding, advisory vote on executive compensation and to obtain stockholder approval of any golden parachute arrangements not previously approved. We expect to lose our “emerging growth company” status no later than December 31, 2024.

Q:What is “householding” and how does it affect me?
A:For information on “householding” of proxy materials and how it may affect you, including how to obtain a separate set of voting materials, see the section titled “Householding of Proxy Materials.”
Q:What is the address of AssetMark’s principal executive offices?
A:The mailing address of our principal executive offices is 1655 Grant Street, 10th Floor, Concord, California, 94520.
Q:Who can answer my other questions or help me if I need additional assistance?
A:If you have questions about the Annual Meeting, require assistance submitting your proxy or voting your shares or need additional copies of this Proxy Statement or the proxy card, please contact AssetMark Investor Relations by email at investorrelations@assetmark.com.
If your bank, brokerage firm or other nominee holds your shares of common stock, you should also contact your nominee for additional information.

PROPOSAL 1 ELECTION OF DIRECTORS

We are asking our stockholders to elect three Class II directors, Patricia Guinn, Ying Sun and Joseph Velli, at the Annual Meeting. Each nominee is currently serving as a Class II director. The directors to be elected at the Annual Meeting will serve a three-year term until the 2027 Annual Meeting of Stockholders and their successors have been elected and qualified. Directors are elected by a plurality of the votes cast by the holders of our common stock present in person or by proxy and entitled to vote on the election of directors, with each holder entitled to one vote per share. The three nominees receiving the highest number of affirmative votes will be elected.
BOARD COMPOSITION
The number of directors is determined by the Board of Directors based on their review and evaluation from time to time. Our Board of Directors is currently composed of the following nine members, and is divided into the following three classes that serve staggered three-year terms:
•Class I directors: Rohit Bhagat, Bryan Lin and Lei Wang, whose terms will expire at the 2026 Annual Meeting of Stockholders;
•Class II directors: Patricia Guinn, Ying Sun and Joseph Velli, whose terms will expire at this 2024 Annual Meeting of Stockholders; and
•Class III directors: Xiaoning Jiao, Michael Kim and Yi Zhou, whose terms will expire at the 2025 Annual Meeting of Stockholders.
Directors of each class hold office until the annual meeting for the year in which their term expires (as indicated above) and until their successors are elected and qualified, subject to their prior death, resignation, retirement, disqualification or removal from office. The number of directors in each class may be changed only by resolution of a majority of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so as to ensure that the classes are as nearly equal in number as the then-authorized number of directors permits. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
DIRECTOR NOMINEES
Each of the director nominees were recommended for election by the Nominating, Governance and Compliance Committee of the Board of Directors, and the Board of Directors has approved such recommendations. Such recommendations are based on the Nominating, Governance and Compliance Committee’s and the Board of Directors’ careful consideration of the qualifications and experience of the nominees, particularly in areas relevant to AssetMark’s strategy and operations. Each nominee has consented to serve as a nominee, to be named as a nominee in this Proxy Statement and to serve as a director if elected until the 2027 Annual Meeting of Stockholders and their successors have been elected and qualified or, if sooner, their death, resignation or removal. The Company’s management has no reason to believe that any nominee will be unable to serve. It is the Company’s policy to encourage directors and director nominees to attend the Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” each of the Board of Directors’ named nominees.
Set forth below are brief biographies, as of April 9, 2024, of the Board of Directors’ nominees for director, including the qualifications, experience and skills the Nominating, Governance and Compliance Committee and the Board of Directors considered in determining that each such person should serve as a director.

Patricia Guinn

Class II Director Term Expires: 2024 Annual Meeting Age: 69 Director Since: 2019	Committees Audit and Risk (Chair) Compensation
Business Experience: Ms. Guinn has served on our Board of Directors since 2019. From 1976 to 2019, Ms. Guinn held various positions at Willis Towers Watson (formerly Towers Watson and Towers Perrin), a global advisory, brokerage and solutions company, including Chief Risk Officer from 2017 to 2019 and Managing Director of the Risk and Financial Services Segment from 2001 to 2015. Ms. Guinn currently serves as a member of the board of directors of Reinsurance Group of America, Inc., a global life and health reinsurance firm, where she is a member of the Audit Committee, and as a member of the board of directors of Constellation Insurance Holdings. She also served as a director of Allied World Assurance Company Holdings AG from 2015 to 2017. Ms. Guinn currently serves as an Association Member of Bupa, an international healthcare group, an Emeritus Trustee of The Actuarial Foundation, a governance fellow of the National Association of Corporate Directors, a fellow of the Society of Actuaries and a member of the American Academy of Actuaries, and is a Chartered Enterprise Risk Analyst. Ms. Guinn holds a B.A. in Mathematics from Hendrix College.

Qualifications: Ms. Guinn is qualified to serve on our Board of Directors because of her significant professional and leadership experience in the advisory and brokerage industries and her experience as a director of other financial services companies, including as an audit committee member.

Ying Sun

Class II Director Term Expires: 2024 Annual Meeting Age: 48 Director Since: 2016	Committees Compensation (Chair) Nominating, Governance and Compliance
Business Experience: Ms. Sun has served as a member of our Board of Directors since 2016. Ms. Sun currently serves as a Managing Director and Head of Corporate Development of our ultimate controlling stockholder, HTSC, positions she has held since December 2014. Prior to joining HTSC, she worked in capital markets and cross-border mergers and acquisitions at Citigroup Asia Investment Banking (2013 through 2014) and Deutsche Bank Asia (2005 to 2012). Ms. Sun currently serves as a director of HIIHL, a subsidiary of HTSC, our ultimate controlling stockholder. She has held this directorship since 2016. Ms. Sun holds a bachelor’s degree in Economics from Peking University.

Qualifications: Ms. Sun is qualified to serve on our Board of Directors based on her seven years of experience as a member of our Board of Directors and her professional knowledge of the financial industry acquired through her experience at Citigroup Asia and Deutsche Bank Asia.

Joseph Velli

Class II Director Term Expires: 2024 Annual Meeting Age: 66 Director Since: 2020	Committees Audit and Risk
Business Experience: Mr. Velli has served on our Board of Directors since 2020. Mr. Velli served as Senior Executive Vice President of The Bank of New York Mellon from 1984 to 2006, and as a member of The Bank of New York Mellon’s Senior Policy Committee. Mr. Velli currently serves as a member of the boards of directors of Paychex, Inc. (since 2007), Computershare Limited (since 2014) and Cognizant Technology Solutions Corp. (since 2017), and previously served as a member of the boards of directors of Foreside Financial Group, LLC (from 2017 to 2021), Scivantage Inc. (from 2016 to 2018), E*Trade Financial Corporation (from 2010 to 2014) and American Management Systems, Inc. (from 2003 to 2005). Mr. Velli also currently serves as a member of the Advisory Council of Lovell Minnick Partners LLC and as a member of the Board of Trustees of William Paterson University of New Jersey. Mr. Velli also served as the Chairman and CEO of Convergex Group from 2006 to 2013, and as a member of the board until 2014. Mr. Velli holds a B.A. in accounting from William Paterson University of New Jersey and a Master of Business Administration from Fairleigh Dickinson University.

Qualifications: Mr. Velli is qualified to serve on our Board of Directors because of his significant professional and leadership experience as an executive with several financial services firms and his experience as a director of other financial services companies.

CONTINUING DIRECTORS
In addition to the three director nominees listed above, AssetMark has six directors who will continue in office after the Annual Meeting with terms expiring in 2026 (Class I) or 2025 (Class III). Set forth below are brief biographies, as of April 9, 2024, of our Class I and Class III directors, including the qualifications, experience and skills that caused the Nominating, Governance and Compliance Committee and the Board of Directors to determine that each such person should serve as a director.

Rohit Bhagat

Class I Director Term Expires: 2026 Annual Meeting Age: 60 Director Since: 2017	Committees Audit and Risk Nominating, Governance and Compliance (Chair)
Business Experience: Mr. Bhagat has served on our Board of Directors since 2017. Mr. Bhagat was a Senior Partner at The Boston Consulting Group from 1992 to 2005, Global Chief Operating Officer of Barclays Global Investors from 2005 to 2009, Chairman, Asia Pacific of BlackRock, Inc. from 2009 to 2012 and CEO of FinTech Evolution Acquisition Group from 2021 to 2023. Mr. Bhagat currently serves on the boards of PhonePe Pvt. Ltd. (since 2020) as Non-executive Chairman and as a member of the Audit Committee, Franklin Templeton ETF Trust (since 2016) as Chair of the Audit Committee and a member of the Nominating Committee, and as an indepenent director of Meesho Inc. (since 2023). He previously served on the boards of directors of Axis Bank Ltd. (from 2013 to 2021) and Flipkart Pvt. Ltd. (from 2019 to 2020) and served as a Senior Advisor to B Capital Group (from 2017 to 2022). Mr. Bhagat received a B. Tech. (Mechanical Engineering) degree (with distinction) from the Indian Institute of Technology, Delhi, an M.Sc. (Engineering) from the University of Texas at Austin and an M.B.A. (with honors) from the Kellogg School at Northwestern University.

Qualifications: Mr. Bhagat is qualified to serve on our Board of Directors because of his significant corporate governance experience, including his tenure as a member of our Board of Directors and decade of experience serving as a director of other companies (including service on audit, risk management, nomination, compensation and mergers and acquisitions committees), his extensive experience in financial services and financial technology as a business leader, investor and advisor, his knowledge of the financial services industry, his experience working with regulators in multiple jurisdictions while at Barclays and BlackRock and his education in finance, marketing, strategy and managerial economics.

Bryan Lin

Class I Director Term Expires: 2026 Annual Meeting Age: 54 Director Since: 2019	Committees Compensation Nominating, Governance and Compliance
Business Experience: Mr. Lin has served on our Board of Directors since 2019. Mr. Lin is currently the CEO of Huatai Securities (USA), Inc., a wholly owned U.S.-based indirect subsidiary of HTSC, a position he has held since March 2018. Prior to joining Huatai Securities (USA), Inc., Mr. Lin spent over eleven years, from 2006 to 2017, as a senior private equity investment professional with The Carlyle Group in the United States. Prior to joining The Carlyle Group, Mr. Lin spent over nine years, from 1997 to 2006, as an investment banker with Citigroup, where he focused on financial advisory and capital raising for clients in the United States. Mr. Lin started his career as a banking analyst at the Federal Reserve Bank of New York, where he spent two years working in the areas of bank supervision and regulation. Mr. Lin served on the board of directors at several portfolio companies of The Carlyle Group, serving on various executive, audit and compensation committees. Mr. Lin holds a B.S. in Business Management from the State University of New York at Binghamton and an M.B.A. from the University of Chicago, Booth School of Business, and is a CFA charter holder.

Qualifications: Mr. Lin is qualified to serve on our Board of Directors because of his significant professional experience in the financial industry, including in private equity, investment banking and financial regulation, as well as his experience serving on executive, audit and compensation committees of the boards of directors of various portfolio companies.

Lei Wang

Class I Director Term Expires: 2026 Annual Meeting Age: 51 Director Since: 2020	Committees None
Business Experience: Mr. Wang has served as a member of our Board of Directors since 2020. Mr. Wang currently serves as the Chief Executive Officer and Director of Huatai Financial Holdings (Hong Kong) Limited, a subsidiary of HTSC, the ultimate parent company of our controlling stockholder. Mr. Wang joined Huatai Financial Holdings (Hong Kong) Limited in November 2015 as the Managing Director, Head of Investment Banking Department, and held that position until he became the Chief Executive Officer in May 2017. Mr. Wang serves as a director at the following HTSC affiliates: Huatai Securities (USA), Inc. (since September 2018), Huatai Securities USA Holdings, Inc. (since September 2018), Huatai International Financial Holdings Company Limited (since April 2017), Huatai Financial Holdings (Hong Kong) Limited (since April 2017), Huatai International Finance Limited (since June 2017) and Huatai International Investment Holdings Limited (since May 2016). Prior to joining Huatai Financial Holdings (Hong Kong) Limited, Mr. Wang served at ICBC International as Managing Director and Head of Financial Institutions Groups from May 2010 to October 2015 and at Nomura Investment Banking as Executive Director from September 2008 to April 2010. Mr. Wang holds a doctor’s degree in Economics from Renmin University of China.

Qualifications: Mr. Wang is qualified to serve on our Board of Directors because of his education and experience in the financial industry and his experience as a director of other financial services companies.

Xiaoning Jiao

Class III Director, Chairperson Term Expires: 2025 Annual Meeting Age: 52 Director Since: 2020	Committees None
Business Experience: Ms. Jiao has served as a member of our Board of Directors since 2020 and as Chairperson of our Board of Directors since April 2020. Ms. Jiao currently serves as the Chief Financial Officer of our ultimate controlling stockholder, HTSC, a position she has held since March 2020. Prior to joining HTSC, she was the Deputy Director General of Department of Accounting at the China Securities Regulatory Commission (the “CSRC”) from 2014 to 2020. During her tenure with the CSRC, Ms. Jiao oversaw the implementation and supervision of financial information disclosure rules and regulations in the Chinese capital markets, and she participated in and advised the drafting of several important accounting standards and rules in China. She also served as a member of the M&A and Restructuring Committee of the CSRC from 2014 to 2018. Prior to joining the CSRC in 2009, Ms. Jiao worked for Deloitte, Industrial and Commercial Bank of China and the Ministry of Finance. Ms. Jiao graduated from George Washington University with a master’s degree in Accounting. She is a CPA both in the United States and China.

Qualifications: Ms. Jiao is qualified to serve on our Board of Directors based on her experience in the financial industry and her background in accounting.

Michael Kim

Class III Director Term Expires: 2025 Annual Meeting Age: 54 Director Since: 2023	Committees None
Business Experience: Mr. Kim has served as our Chief Executive Officer and as a member of our Board of Directors since September 2023 and President since March 2021. Mr. Kim has also served as our Chief Client Officer from January 2018 to September 2023, prior to which he served as our National Sales Leader from January 2018 to March 2021, our National Sales Manager from 2014 to 2018 and Head of our RIA Channel from 2010 to 2014. Prior to joining our company, Mr. Kim spent over twelve years with Fidelity Investments, Inc., including as a Senior Vice President from 1998 to 2010. From 1995 to 1998, Mr. Kim served as Senior Vice President at Transamerica, and from 1991 to 1995, Mr. Kim was a Senior Associate at Coopers & Lybrand Consulting. Mr. Kim holds a B.A. in Economics from the University of California, Los Angeles and is a member of the American Institute of Certified Public Accountants.

Qualifications: Mr. Kim is qualified to serve as a member of our Board of Directors because of the perspective he brings as our Chief Executive Officer and President and his experience in senior management positions.

Yi Zhou

Class III Director Term Expires: 2025 Annual Meeting Age: 55 Director Since: 2016	Committees None
Business Experience: Mr. Zhou has served as a member of our Board of Directors since 2016. Mr. Zhou has been the Executive Director and President of HTSC since 2007, Chairman of the Board and President of HTSC from 2016 to 2019, and the Chief Executive Officer, Chairman of the Executive Committee and Executive Director of HTSC since October 2019. Prior to joining HTSC, Mr. Zhou worked in technology management for the Jiangsu Posts & Telecommunications Bureau, an affiliated department of the Jiangsu provincial government, from 1998 to 1999 and in administrative management at Jiangsu Mobile Communication Co., Ltd., a state-owned communications company in Jiangsu province, from 1999 to 2000. From 2005 to 2006, Mr. Zhou was the Deputy General Manager of Shanghai Beier Fortune Communications Company. Mr. Zhou has served on the boards of directors of Jiangsu Beier Co., Ltd. (from April to July 2000), Nanjing Xinwang Technology Co., Ltd. (from 2000 to 2005), Jiangsu Province Emerging Industry Investment Management Limited (an investment management company that invests primarily in the Jiangsu Province equity market) (from 2013 to 2018), Huatai Securities (Shanghai) Assets Management Ltd., one of our affiliates (from 2014 to 2018), and Huatai International Financial Holdings Company Limited, a subsidiary of our ultimate controlling stockholder (from 2017 to 2018), and continues to serve on the boards of Huatai Financial Holdings (Hong Kong) Limited (an HTSC subsidiary engaged in investment banking, asset management and wealth management businesses) (since 2006) and CSOP Asset Management Limited (a fund management company located in Hong Kong) (since 2017). Mr. Zhou graduated from Nanjing University of Posts and Telecommunications with a bachelor’s degree in Computer Communications.

Qualifications: Mr. Zhou is qualified to serve on our Board of Directors based on his extensive experience in the financial services industry and over two decades of management experience as a director of both public and private companies.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Independence
The Board of Directors has determined that Mr. Bhagat, Ms. Guinn and Mr. Velli, constituting three of our nine directors, are “Independent Directors” as that term is defined in the NYSE listing standards, and meet the standards for independent directors established in our Corporate Governance Guidelines, which incorporate the director independence requirements of the NYSE. The Board of Directors has also determined that Mr. Bhagat, Ms. Guinn and Mr. Velli meet the independence requirements applicable to the Audit and Risk Committee, and Ms. Guinn meets the independence requirements applicable to the Compensation Committee, as prescribed by the NYSE listing standards and, with respect to the Audit and Risk Committee, under applicable SEC rules and regulations. There are no family relationships between or among our directors, nominees or executive officers.
Because more than 50% of the voting power of our common stock is held indirectly by HTSC, we are considered a “controlled company” under the NYSE corporate governance standards. As a result, we qualify for an exemption under Section 303A.00 of the NYSE corporate governance standards from, and we have elected not to comply with, certain corporate governance requirements, including the requirement that we have a board of directors that is composed of a majority of “independent directors,” as defined under the NYSE rules, and a compensation committee and a nominating committee that are composed entirely of independent directors. The controlled company exemption does not modify the applicability of the rules of the SEC and the NYSE relating to the membership, qualifications and operations of our Audit and Risk Committee, as discussed below.
Leadership Structure
Our current leadership structure separates the roles of Chief Executive Officer and Chairperson of the Board. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairperson provides guidance to the Chief Executive Officer, sets the agenda for Board of Directors meetings and presides over meetings of the full Board of Directors. We believe that separation of the positions of the Chairperson and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe the separation of the two positions creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that such separation can enhance the effectiveness of the Board of Directors as a whole. We believe that the leadership structure of our Board of Directors is appropriate and enhances the Board of Directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Our current leadership structure also includes a presiding director role to facilitate effective performance of the Board of Directors and its oversight of our business. Our Corporate Governance Guidelines enable the independent directors to designate a presiding director to chair the executive sessions of the non-management and independent directors. The presiding director may be designated at each meeting where an executive session of the non-management and independent directors is held. We believe that the existence of a presiding director provides another channel for the Board of Directors to express its views to management and provide feedback to the Chief Executive Officer on the Company’s performance.
An interested party may direct any communications to the non-management directors as a group by mail to our Board of Directors or the presiding director, care of our Corporate Secretary, at AssetMark Financial Holdings, Inc., 1655 Grant Street, 10th Floor, Concord, California 94520, Attn: Corporate Secretary / Office of the General Counsel. Such communication should comply with the other requirements outlined in the section titled “Information Regarding The Board of Directors and Corporate Governance—Communications with the Board of Directors.”
Role of the Board of Directors in Risk Oversight
The Board of Directors oversees and maintains AssetMark’s governance and compliance processes and procedures to promote the conduct of AssetMark’s business in accordance with applicable laws and regulations and with the highest standards of responsibility, ethics and integrity. In this role, the Board of Directors is responsible for overseeing the management and mitigation of risks facing the Company, including our enterprise risk program, our internal audit function, compliance with the Sarbanes-Oxley Act of 2002, human capital management and risks related to cybersecurity (including privacy and information security). While the Board of Directors is ultimately responsible for risk oversight, the Board committees assist the full Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit and Risk Committee provides oversight and review at least annually and discusses with management and the Company’s independent auditor the Company’s major financial and regulatory risk exposures, the steps management has taken to monitor and control those exposures, the Company’s guidelines and policies with respect to risk assessment and risk management pertaining to financial, accounting, insurance coverage, investment and tax matters, as well as any other enterprise risk management, regulatory and business continuity matters our Board of Directors may delegate. We have also established a management-level (i) Regulatory Cybersecurity Committee which reviews new and changing cybersecurity regulatory requirements and recommendations and assesses any impacts on our business and (ii) Information Security Council which enables collaboration for ongoing security incidents and emerging threats, reviews our information technology security roadmap and evaluates the current state of the information security program. Updates on the Company’s cybersecurity programs, material cybersecurity risks and mitigation strategies, and cybersecurity reports are provided to a management-level Governance Committee on at least on a monthly basis and our Audit and Risk Committee receives updates on our information security programs at least annually. Our Compensation Committee provides oversight and reviews risks arising from our employee compensation policies and practices. The Board of Directors is free to communicate directly with management. The Board of Directors believes the Company’s current leadership structure supports the risk oversight function of the Board.
Corporate Governance Guidelines and Corporate Standards
The Board of Directors is committed to the achievement of business success and the enhancement of long-term stockholder value with the highest standards of ethics. The Board of Directors maintains our Corporate Governance Guidelines to provide an effective corporate governance framework for the Company. The Corporate Governance Guidelines reflect a set of core values that provide the foundation for our governance and management systems, and our interactions with others. In addition, the Board of Directors has adopted a set of Corporate Standards that apply to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The Corporate Standards, which are designed to satisfy the requirements of a “code of ethics” under SEC rules and NYSE listing standards, set forth the ethical business framework for the Company and include a general obligation to promote honest and ethical conduct in connection with the Company’s business, while also holding employees accountable for nonadherence. The Corporate Standards address relevant topics such as conflicts of interest, corporate opportunities and fair dealing; compliance with laws, rules and regulations, including insider trading laws; confidentiality and protection of proprietary information; protection and proper use of company assets; proactive reporting of any illegal or unethical behavior (with protections against retaliation); and equal opportunity, non-discrimination and fair employment.
A copy of the Corporate Governance Guidelines and the Corporate Standards can be found on the Company’s website https://ir.assetmark.com in the Governance section under Governance Documents. We will post amendments to the Corporate Standards or any waivers of the Corporate Standards for directors and executive officers on the same website or in filings with the SEC.
Meetings of the Board of Directors and Attendance
During the year ended December 31, 2023, the full Board of Directors met six times, the Audit and Risk Committee met eight times, the Compensation Committee met five times and the Nominating, Governance and Compliance Committee met five times. Each member of the Board of Directors other than Yi Zhou, Lei Wang, and Ying Sun attended at least 75% of the meetings of the Board of Directors and of the committees on which such director served. The Company expects directors to be active and engaged in discharging their duties and to keep themselves informed about the business and operations of the Company. Directors are expected to attend all Board of Director meetings and the meetings of the committees on which they serve and to prepare themselves for these meetings. Directors and director nominees are also encouraged to attend the Company’s annual meeting of stockholders, although we do not have a policy requiring attendance. Three directors attended our 2023 Annual Meeting of Stockholders.
Committees of the Board of Directors
The Board of Directors has established an Audit and Risk Committee, a Compensation Committee and a Nominating, Governance and Compliance Committee, each having the composition and responsibilities described below. These committees assist the Board of Directors in discharging its oversight responsibilities. The Board of Directors has adopted a written charter for each of the committees. A copy of each charter can be found on our website at https://ir.assetmark.com in the Governance section under Governance Documents.
The following table shows the members of the Board of Directors for 2023 and the committees and classes to which they belong. The table also identifies the directors determined by the Board of Directors to be independent under the NYSE rules and our Corporate Governance Guidelines.

Name	Independent	Director Class	Audit and Risk Committee	Compensation Committee	Nom., Gov. and Compliance Committee

Xiaoning Jiao (Chairperson)		Class III
Rohit Bhagat		Class I			Chair
Patricia Guinn		Class II	Chair
Michael Kim*		Class III
Bryan Lin		Class I
Ying Sun		Class II		Chair
Joseph Velli		Class II
Lei Wang		Class I
Natalie Wolfsen*		Class III
Yi Zhou		Class III
* Ms. Wolfsen ceased being a member of the Board of Directors effective as of September 8, 2023. The Board of Directors appointed Mr. Kim to fill the vacancy on the Board of Directors resulting from Ms. Wolfsen’s departure effective as of September 8, 2023. Mr. Kim is a Class III director and is not a member of any committee of the Board of Directors.

Audit and Risk Committee
The members of our Audit and Risk Committee are Patricia Guinn, Rohit Bhagat and Joseph Velli. Patricia Guinn is the chair of our Audit and Risk Committee. Our Board of Directors has determined that Patricia Guinn, Rohit Bhagat and Joseph Velli satisfy the “independence” requirements of the NYSE and the Securities Exchange Act of 1934 (the “Exchange Act”), and that each member of our Audit and Risk Committee is financially literate. In addition, our Board of Directors has determined that Patricia Guinn, Rohit Bhagat and Joseph Velli are qualified as Audit and Risk Committee financial experts as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933 (the “Securities Act”). This designation does not impose any duties, obligations or liabilities that are greater than those that are generally imposed on members of our Audit and Risk Committee and the Board of Directors.
The Audit and Risk Committee is directly responsible for, among other matters:
•selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•pre-approving the audit services and non-audit services to be provided by our independent registered public accounting firm pursuant to the Audit and Risk Committee’s pre-approval policies and procedures;
•ensuring the independence and qualifications of our independent registered public accounting firm;
•discussing the scope of the audit with our independent registered public accounting firm and reviewing the significant findings of the audit;
•considering the adequacy of our internal controls and internal audit function;
•reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements and unaudited quarterly financial statements, and reviewing the Company’s disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our periodic filings with the SEC;
•reviewing our risk management policies and practices;
•reviewing our policies and practices with respect to related party transactions and reviewing certain related party transactions in accordance with such policies;
•establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters; and
•reviewing the overall adequacy of, and providing oversight with respect to, our sustainability and environmental, social and governance risk management, strategy, initiatives and policies.
The Audit and Risk Committee operates under a written charter designed to satisfy the applicable rules and regulations of the SEC and the listing standards of the NYSE, a copy of which is available on our website at https://ir.assetmark.com in the Governance section under Governance Documents. The Audit and Risk Committee held eight meetings during 2023.
Compensation Committee
The members of our Compensation Committee are Ying Sun, Patricia Guinn and Bryan Lin. Ying Sun is the chair of our Compensation Committee. We have elected to avail ourselves of certain exemptions afforded to controlled companies under the NYSE corporate governance rules, including from the requirement that we have a compensation committee composed entirely of independent directors.
The primary purpose of the Compensation Committee is to discharge the responsibilities of our Board of Directors to oversee the Company’s compensation policies, plans and programs and to review and determine or recommend to the Board (as applicable) the compensation to be paid to our executive officers and directors. The Compensation Committee is responsible for, among other matters:
•reviewing and determining the compensation to be paid to our directors, and reviewing and making recommendations to the Board of Directors with respect to the compensation to be paid to our Chief Executive Officer and each of our other executive officers;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans;
•reviewing our overall compensation philosophy;
•reviewing and assessing risks arising from our compensation policies and practices; and
•appointing or ratifying the appointment of the officers of the Company at the Senior Vice President level and above.
In addition, after we cease to be an “emerging growth company” as defined in the JOBS Act, which will happen no later than December 31, 2024, the Compensation Committee will review with management our Compensation Discussion and Analysis and consider whether to recommend that it be included in proxy statements and other filings.
The Compensation Committee operates under a written charter designed to satisfy the applicable rules and regulations of the SEC and the listing standards of the NYSE, a copy of which is available on our website at https://ir.assetmark.com in the Governance section under Governance Documents. The Compensation Committee held five meetings during 2023.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency when necessary. The agenda for each meeting is usually developed by the chair of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. For example, our Chief Executive Officer provides the Compensation Committee with his recommendations on the total compensation opportunities for all other executive officers and his views regarding (1) the individual performance of the other executive officers in connection with the Compensation Committee’s recommendations with respect to the amounts of such other executive officers’ cash and equity compensation and (2) the performance goals used to assess the Company’s financial performance under the annual incentive bonus program. The Chief Executive Officer may not be present during voting or deliberations of the Compensation Committee regarding his compensation. In addition, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external compensation, legal or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the appointment, compensation and oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the Compensation Committee’s charter, if we no longer qualify as a “controlled company” or no longer seek to avail ourselves of the governance exemptions afforded to controlled companies, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other external adviser to the Compensation Committee only after taking into consideration those independence factors enumerated by NYSE rules.
During the 2023 fiscal year, the Compensation Committee engaged Mercer LLC (“Mercer”) as its compensation consultant to advise on executive and director compensation matters, including competitive market pay practices for our executive officers and independent directors. Mercer did not provide any additional services to AssetMark during the year ended December 31, 2023. Mercer was selected because it is a well-known and respected national compensation consulting firm that commonly provides information, recommendations and other executive compensation advice to compensation committees and management. The Compensation Committee has not identified any conflicts of interest regarding its engagement of Mercer.
The Compensation Committee typically makes any significant adjustments to annual compensation, determines company-wide bonus and equity awards and establishes new performance objectives at one or more meetings.

However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process is comprised of two related elements: the determination of overall compensation levels and the establishment of performance objectives for the current year. The Compensation Committee recommends to the Board of Directors for determination and approval the compensation and other terms of employment of our Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant. The Compensation Committee has also delegated authority to our Chief Executive Officer to grant equity awards to certain individual employees subject to limitations established from time to time by the Compensation Committee.
Nominating, Governance and Compliance Committee
The members of our Nominating, Governance and Compliance Committee are Rohit Bhagat, Bryan Lin and Ying Sun. Rohit Bhagat is the chair of our Nominating, Governance and Compliance Committee. We have elected to avail ourselves of certain exemptions afforded to controlled companies under NYSE corporate governance rules, including from the requirement that we have a nominating and governance committee composed entirely of independent directors.
The Nominating, Governance and Compliance Committee is responsible for, among other matters:
•identifying and recommending candidates for membership on our Board of Directors and the committees thereof;
•leading the self-evaluation process of the Board of Directors and the committees thereof;
•managing the selection and appointment of a successor Chief Executive Officer, in the event of a vacancy;
•reviewing our management succession planning;
•reviewing and recommending changes to the Corporate Governance Guidelines and Corporate Standards, overseeing compliance with such policies and reviewing and making recommendations to the Board of Directors with respect to requests for waivers under such policies;
•reviewing potential conflicts of interest involving directors;
•overseeing director orientation and continuing education programs;
•generally assisting our Board of Directors with corporate governance matters; and
•corporate compliance oversight, including reviewing key compliance functions and staff and reviewing and approving or ratifying significant legal and compliance matters.
The Nominating, Governance and Compliance Committee operates under a written charter designed to satisfy the applicable rules and regulations of the SEC and the listing standards of the NYSE, a copy of which is available on our website at https://ir.assetmark.com in the Governance section under Governance Documents. The Nominating, Governance and Compliance Committee held five meetings during 2023.
Considerations in Evaluating Director Nominees
Our Nominating, Governance and Compliance Committee uses a variety of methods to identify and evaluate director nominees. In its evaluation of director candidates, our Nominating, Governance and Compliance Committee considers the current size and composition, organization and governance of our Board of Directors and the needs of our Board of Directors and its committees. The qualifications that our Nominating, Governance and Compliance Committee considers include, without limitation, issues of character, integrity, judgment, business experience, independence, potential conflicts of interest and diversity (including gender, race, ethnicity, differences in professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board of Directors).
Nominees must also have the highest personal and professional ethics and the ability to offer advice and guidance to our Chief Executive Officer and other members of management based on proven achievement and leadership in the companies or institutions with which they are affiliated. Director candidates must understand the fiduciary responsibilities that are required of a member of our Board of Directors and have sufficient time available in the judgment of our Nominating, Governance and Compliance Committee to perform all Board of Directors and committee responsibilities. To that end, non-employee directors may not serve on more than four public company boards, including our Board of Directors, a non-employee director who is also the chief executive officer of another public company may not serve on more than three public company boards including our Board of Directors, and employee directors may not serve on more than two public company boards, including our Board of Directors. Our Nominating, Governance and Compliance Committee also considers applicable laws and regulations such as the California law requiring exchange-listed companies headquartered in California to have a minimum number of women directors and to include at least one director from an underrepresented community, both of which were struck down and have been appealed. Our Nominating, Governance and Compliance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. After completing its review and evaluation of director candidates, our Nominating, Governance and Compliance Committee reports to the Board of Directors its recommendations.
Board of Directors and Committee Self-Evaluation Process
The Board of Directors, led by the Nominating, Governance and Compliance Committee, conducts an annual self-evaluation to determine whether the Board of Directors and its committees are functioning effectively, along with an annual self-evaluation of the performance of individual directors. As part of the self-evaluation process, directors are provided with detailed questionnaires designed to prompt thoughtful and substantive reflection on their own performance, as well as the performance of the Board of Directors and its committees. The questionnaires consider various topics related to the composition of the Board of Directors, and its structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience and backgrounds. The Nominating, Governance and Compliance Committee reviews the questionnaires and considers whether to recommend any changes to the Board of Directors. In its review, the Nominating, Governance and Compliance Committee considers the factors outlined above for the evaluation of director nominees, along with other factors. The results of the evaluation are presented by the chair of the Nominating, Governance and Compliance Committee to the full Board of Directors for discussion.
Stockholder Recommendations and Nominations to the Board of Directors
Stockholders may recommend an individual for consideration by our Nominating, Governance and Compliance Committee to become a nominee for election to the Board of Directors by delivering a written recommendation that includes the nominee’s name and qualifications for membership on the Board of Directors to our Corporate Secretary at AssetMark Financial Holdings, Inc., 1655 Grant Street, 10th Floor, Concord, California 94520, Attn: Corporate Secretary / Office of the General Counsel. The Nominating, Governance and Compliance Committee will consider director candidates recommended by stockholders so long as such recommendations comply with our Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating, Governance and Compliance Committee will evaluate such recommendations in accordance with its committee charter, our Bylaws and our policies and procedures for director candidates, as well as the director nominee criteria described above. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to a candidate identified by the Nominating, Governance and Compliance Committee. Our Nominating, Governance and Compliance Committee has discretion to decide which individuals to recommend for nomination as directors.
Stockholders who wish to nominate an individual for election to our Board of Directors at an annual meeting, rather than for consideration by our Nominating, Governance and Compliance Committee, may do so by delivering a written recommendation to the Corporate Secretary at AssetMark Financial Holdings, Inc., 1655 Grant Street, 10th Floor, Concord, California 94520, Attn: Corporate Secretary / Office of the General Counsel, no earlier than the 120th day, nor later than 5:00 p.m. Eastern Time on the 90th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such one-year anniversary date, notice by the stockholder must be so delivered not earlier than the 120th day prior to such annual meeting and not later than 5:00 p.m. Eastern Time on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which notice of the date of such annual meeting is first made by the Company. Submissions must include the full name and address of the stockholder on whose behalf the submission is made, the number of shares of common stock owned of record or beneficially by such stockholder as of the date of the submission, the full name, age, business and residential addresses and principal occupation or employment of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, all other information required by Regulation 14A under the Exchange Act and the additional information required by our Bylaws (including certain stockholder representations). Any such stockholder submission must be accompanied by the written consent of the proposed nominee to be named as a nominee in the proxy statement and to serve as a director if elected.
If the nominating stockholder (or qualified representative of such stockholder, as defined in our Bylaws) does not appear at the annual meeting to present the nomination, such nomination will be disregarded.
Communications with the Board of Directors
Stockholders or interested parties who wish to communicate with our Board of Directors or with an individual director may do so by mail to our Board of Directors or the individual director, care of our Corporate Secretary, at AssetMark Financial Holdings, Inc., 1655 Grant Street, 10th Floor, Concord, California 94520, Attn: Corporate Secretary / Office of the General Counsel. The communication should indicate that it contains a stockholder or interested party communication. Our General Counsel or his designee, in consultation with appropriate directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairperson of our Board of Directors. Each communication from a stockholder should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially owned by the beneficial owner.
Anti-Hedging and Anti-Pledging Policy
Our Board of Directors has approved a Statement of Policy Concerning Trading in Company Securities (the “Insider Trading Policy”) that prohibits all of our directors and employees from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of AssetMark’s equity securities. This policy also prohibits our employees and directors from pledging AssetMark securities in any circumstance, including by purchasing AssetMark securities on margin or holding AssetMark securities in a margin account.

PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking stockholders to ratify the Audit and Risk Committee’s selection of KPMG as AssetMark’s independent registered public accounting firm for the fiscal year ending December 31, 2024. KPMG is a registered independent public accounting firm and has served as AssetMark’s independent registered public accounting firm since 2007. Representatives of KPMG are expected to be present at the Annual Meeting and available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.
Neither our governing documents or current law, rules or regulations require stockholder ratification of the selection of KPMG as our independent registered public accounting firm. However, the Audit and Risk Committee of the Board of Directors is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit and Risk Committee of the Board of Directors will reconsider whether to retain KPMG. Even if the selection is ratified, the Audit and Risk Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table sets forth all fees incurred by the Company in connection with professional services rendered to the Company by KPMG for the fiscal years ended December 31, 2022 and 2023. All fees described in the table that were required to be pre-approved under SEC rules were pre-approved by the Audit and Risk Committee.

Fee Type	2022	2023

Audit Fees(a)	$2,455,000	$2,467,117
Audit-Related Fees(b)	745,363	1,450,000
Tax Fees(c)	555,000	572,470
All Other Fees(d)	2,000	2,000
Total Fees	$3,757,363	$4,491,587
_________________________________
(a)Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements for 2022 and 2023 and the review of our quarterly condensed consolidated financial statements in 2022 and 2023. Audit fees also relate to services such as subsidiary audits and regulatory and compliance attest services. This category also includes fees for comfort letters, consents and review of documents filed with the SEC.
(b)Audit-Related Fees consist primarily of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees,” and includes audit services related to reporting to our controlling stockholder, SOX preparedness consulting services and services related to a service organization report (under Statement on Standards for Attestation Engagements 16). Certain amounts for 2022 have been reclassified from audit-related to audit to conform with the presentation of 2023 fees.
(c)Tax Fees consist of fees for tax return preparation, tax compliance and tax consulting and planning services.
(d)All Other Fees consist of online research subscription services.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit and Risk Committee has adopted a policy for the pre-approval by the Audit and Risk Committee of all audit and non-audit services to be provided to AssetMark by its independent registered public accounting firm. In accordance with that policy, the Audit and Risk Committee pre-approved the provision of audit services by

KPMG for the year ending December 31, 2023. Further, all of the services provided by KPMG for the year ended December 31, 2022 described above were pre-approved by the Audit and Risk Committee.
The Audit and Risk Committee has determined that the rendering of services other than audit services by KPMG is compatible with maintaining the principal accountant’s independence.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification of KPMG as AssetMark’s independent registered public accounting firm.
REPORT OF THE AUDIT AND RISK COMMITTEE
The information contained in this report is not “soliciting material,” is not deemed to be “filed” with the SEC or subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and is not incorporated by reference in any of our filings with the SEC under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing, except to the extent that it is specifically incorporated by reference into such filing.
The Audit and Risk Committee has reviewed and discussed with AssetMark’s management and KPMG the audited consolidated financial statements of AssetMark contained in AssetMark’s Annual Report on Form 10-K for the year ended December 31, 2023. The Audit and Risk Committee has also discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communication with Audit Committees, including, among other items, matters related to the conducting by KPMG of the audit of AssetMark's consolidated financial statements.
The Audit and Risk Committee has received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit and Risk Committee concerning independence and has discussed with KPMG its independence from AssetMark.
Based on the review and discussions referred to above, the Audit and Risk Committee recommended to the Board that the audited consolidated financial statements be included in AssetMark’s Annual Report on Form 10-K for the year ended December 31, 2023.
Submitted by the Audit and Risk Committee.
Patricia Guinn, Chair
Rohit Bhagat
Joseph Velli
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of March 27, 2024 regarding the beneficial ownership of our common stock by:
•each person known by us to beneficially own more than 5% of our common stock;
•each of our directors;
•each of our named executive officers; and
•all of our directors and executive officers as a group.
In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options and stock appreciation rights that are exercisable, and restricted stock units (“RSUs”) that are expected to vest and settle, as of or within 60 days of March 27, 2024. The number of shares issuable pursuant to a stock appreciation right (“SAR”) is calculated as (x) (i) the fair market value of a share of our common stock on the date of exercise minus (ii) the exercise price as set forth in the SAR award, divided by (y) the fair market value of a share of our common stock on the date of exercise, multiplied by (z) the number of SARs granted under the award; for purposes of determining the number of shares issuable upon exercise of such SARs, we have assumed an exercise date of March 27, 2024 and a resulting fair market value of $35.24, which was the closing price of our common stock on March 27, 2024. Shares issuable pursuant to such stock options, SARs and RSUs are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not outstanding for computing the beneficial ownership percentage of any other person. The number of shares beneficially owned and percentages of beneficial ownership are based on 74,399,237 shares of our common stock outstanding as of March 27, 2024. To our knowledge, except as indicated in the footnotes and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
Unless otherwise indicated, the address for each listed stockholder is: c/o AssetMark Financial Holdings, Inc., 1655 Grant Street, 10th Floor, Concord, California 94520.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned(1)
Greater than 5% Stockholders:
Huatai International Investment Holdings Limited(2)	50,873,799	68.4%
Directors and Named Executive Officers:
Xiaoning Jiao	—	—
Rohit Bhagat	63,743	*
Patricia Guinn	22,047	*
Carrie Hansen(3)	174,118	—
Michael Kim(4)	436,019	*
Bryan Lin	—	—
Ying Sun	—	—
Joseph Velli	16,138	*
Lei Wang	—	—
Yi Zhou	—	—
Gary Zyla(5)	152,241	*
Natalie Wolfsen(6)	354,861	*
All Current Directors and Executive Officers as a group (15 persons)(7)	1,471,470	2.0%

_________________________________
*Represents beneficial ownership of less than 1%.
(1)The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by the person, which includes the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after such date, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power as of or within 60 days after such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner. The information in this table is based upon information supplied by our executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC, unless otherwise indicated.
(2)The shares of our common stock are owned directly by HIIHL. The principal business address of HIIHL is Room 5808-5812, 58-F., The Center, 99 Queen’s Road Central, Hong Kong. Huatai

International Financial Holdings Company Limited (“HIFHCL”), a Hong Kong company, is the sole shareholder of HIIHL. The principal business address of HIFHCL is Room 5808-5812, 58-F., The Center, 99 Queen’s Road Central, Hong Kong. HTSC, a Chinese company, is the sole shareholder of HIFHCL. The principal business address of HTSC is No. 228 Middle Jiangdong Road, Nanjing, Jiangsu Province, F12, 210019. Accordingly, the reported shares are beneficially owned by HIFHCL and HTSC. The holdings reported here are as set forth in the Schedule 13D filed by HIIHL and its parents on July 29, 2019, as amended on July 31, 2019, after taking into account the internal corporate restructuring within the HTSC organization in 2021.
(3)Includes 81,941 shares of our common stock held directly by Ms. Hansen, options to purchase 62,095 shares of our common stock that have vested or will vest within 60 days of March 27, 2024 and 30,082 shares of our common stock issuable pursuant to SARs that are exercisable within 60 days of March 27, 2024 (assuming an exercise date of March 27, 2024).
(4)Includes 274,833 shares of our common stock held directly by Mr. Kim, 41,390 shares held by the Kim Family Trust, dated July 30, 2016, 1,930 shares held directly by Mr. Kim’s college-aged child and for which Mr. Kim disclaims beneficial ownership, options to purchase 62,095 shares of our common stock that have vested or will vest within 60 days of March 27, 2024 and 55,771 shares of our common stock issuable pursuant to SARs that are exercisable within 60 days of March 27, 2024 (assuming an exercise date of March 27, 2024).
(5)Includes 60,064 shares of our common stock held directly by Mr. Zyla, options to purchase 62,095 shares of our common stock that have vested or will vest within 60 days of March 27, 2024 and 30,082 shares of our common stock issuable pursuant to SARs that are exercisable within 60 days of March 27, 2024 (assuming an exercise date of March 27, 2024).
(6)Includes 354,861 shares of our common stock held directly by Ms. Wolfsen. Ms. Wolfsen ceased serving as a Director and our Chief Executive Officer effective as of September 8, 2023. The address for Ms. Wolfsen is c/o Orion Advisor Solutions, Inc., 17605 Wright St., Omaha, NE 68130.
(7)Includes 940,267 shares of our common stock, options to purchase 335,991 shares of our common stock that have vested or will vest within 60 days of March 27, 2024 and 195,212 shares of our common stock issuable pursuant to SARs that are exercisable within 60 days of March 27, 2024 (assuming an exercise date of March 27, 2024).
DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

To the Company’s knowledge, based solely on a review of such Section 16(a) reports filed electronically with the SEC during or with respect to the year ended December 31, 2023 and written representations that no other reports were required, all Section 16(a) reporting persons filed all reports required by Section 16(a) of the Exchange Act on a timely basis, with the exception of a late Form 3/A for Mr. David McNatt to report shares which were inadvertently believed to have been sold prior to Mr. McNatt becoming subject to filing requirements under Section 16(a), and a late Form 4 for Mr. McNatt due to the failure by a third party service provider to inform the Company of a sale by Mr. McNatt. All information has since been filed with the SEC.
LEGAL PROCEEDINGS
There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company or owner, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
EXECUTIVE COMPENSATION
We are an “emerging growth company” under applicable federal securities laws and are therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the JOBS Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We expect to lose our “emerging growth company” status no later than December 31, 2024.
As an emerging growth company, our reporting obligations extend only to each person serving as our Chief Executive Officer during the fiscal year and two other executive officers as of the last day of the fiscal year, based on fiscal year compensation. For the fiscal year ended December 31, 2023, our named executive officers (“NEOs”) were:
•Michael Kim, Chief Executive Officer and President and former Chief Client Officer;
•Natalie Wolfsen, former Chief Executive Officer;
•Gary Zyla, Chief Financial Officer; and
•Carrie Hansen, Chief Operating Officer.
Summary Compensation Table
The following table sets forth the compensation awarded to, paid to or earned by our NEOs for the fiscal years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	Option Awards(5) ($)	Non-Equity Incentive Plan Compensation(6) ($)	All Other Compensation(7) ($)	Total ($)
Michael Kim(1) Chief Executive Officer and President and Former Chief Client Officer	2023	513,942	43,312	1,547,572	2,324,921	925,000	20,160	5,374,907
	2022	472,308	—	477,099	1,711,103	750,000	18,600	3,429,110
Gary Zyla Chief Financial Officer	2023	450,000	22,687	459,257	974,246	575,000	22,160	2,503,350
	2022	446,154	—	399,855	717,035	500,000	20,600	2,083,644
Carrie Hansen Chief Operating Officer	2023	450,000	22,687	1,148,128	—	540,000	22,160	2,182,975
	2022	—	—	—	—	—	—	—
Natalie Wolfsen(1) Former Chief Executive Officer	2023	465,300	57,750	808,919	3,432,022	—	22,087	4,786,078
	2022	545,385	—	636,125	2,281,476	977,500	20,600	4,461,086
_________________________________
(1)Ms. Wolfsen served as our Chief Executive Officer until September 8, 2023. Mr. Kim transitioned from his role as Chief Client Officer to Chief Executive Officer as of September 8, 2023.
(2)Mr. Kim elected to defer a total of $314,783.76 and $528,077.10 from his salary and bonus for 2023 and 2022, respectively, and Mr. Zyla elected to defer a total of $71,413.55 from his salary and bonus for 2022, under our NQDC Plan, discussed in “Pension benefits and nonqualified deferred compensation.” The amounts set forth in the table include such deferred amounts.
(3)Represents the total amount of cash paid with respect to 2022 restricted cash awards which vested in 2023.
(4)Represents the aggregate grant date fair value of the stock awards granted to the NEOs during the fiscal year, as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair values of the stock awards in this column are described in Note 15 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2023.
(5)Represents the aggregate grant date fair value of the SAR awards granted to the NEOs during the fiscal year, as calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair values of the stock option awards in this column are described in Note 15 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2023.
(6)Represents the total amount earned by each NEO for the applicable fiscal year under our VICP (as defined below) based on the Company’s performance against our business goals.
(7)The amounts reported in this column include (i) matching contributions under our 401(k) Plan of $19,800 for 2023 for each of Mses. Hansen and Wolfsen and Messrs. Kim and Zyla, and $18,300 for 2022 for each of Ms. Wolfsen and Messrs. Kim and Zyla, (ii) $2,000 in Employer Health Savings Account Contributions for each of

Mses. Hansen and Wolfsen and Mr. Zyla, and (iii) $360 in life-insurance plan contributions for 2023 for each of Ms. Hansen and Messrs. Kim and Zyla, $287 for Ms. Wolfsen, and $300 for 2022 for each of Ms. Wolfsen and Messrs. Kim and Zyla.
Employment, Severance and Change in Control Agreements
Employment Arrangements
Michael Kim

We are party to an employment agreement with Michael Kim, effective as of March 3, 2021, entered into in connection with his promotion to President beginning in March 2021. The term of his agreement currently extends to March 3, 2024 and will automatically renew for successive one-year periods thereafter, unless Mr. Kim or we provide written notice at least 90 days prior to the end of the term.
On October 12, 2023, the Compensation Committee made the following changes to its compensatory arrangement with Mr. Kim in connection with his promotion to Chief Executive Officer in September 2023:

1.Mr. Kim’s base salary was increased to an annual base salary of $600,000, subject to annual review and increases as may be determined by our Board of Directors in its sole discretion.
2.Mr. Kim’s annual target bonus under our VICP (as defined below) was increased to $1,000,000. For 2023, the increase in Mr. Kim’s annual bonus target will be prorated for the number of days Mr. Kim serves as Chief Executive Officer during the year.
3.Mr. Kim received a one-time long-term incentive award grant of restricted stock units with an October 24, 2023 fair value of $1,000,000, subject to continued service through each vesting date. The restricted stock units vest in four equal installments on each of September 8, 2024, 2025, 2026 and 2027.

In addition, Mr. Kim is eligible for additional compensation adjustments in the 2024 calendar year, including the receipt of equity-based awards under our 2019 Equity Incentive Plan (the “2019 Plan”) as determined by the Board of Directors in its sole discretion.
Mr. Kim would be entitled to certain payments and benefits under his employment agreement in connection with termination of his employment.
•Upon termination of employment due to death or disability, Mr. Kim or his estate or beneficiaries, would be entitled to a pro-rated bonus for the fiscal year of termination subject to satisfaction of performance conditions.
•Upon termination of Mr. Kim’s employment for cause or his resignation without good reason, Mr. Kim would not be entitled to any payments under his employment agreement other than any amounts already accrued and payable for services through the date of termination.
•Upon termination of Mr. Kim’s employment without cause or his resignation for good reason, Mr. Kim will be entitled to:
◦a pro-rated bonus for the fiscal year of termination subject to satisfaction of performance conditions;
◦continued payment of his salary for a severance period of 18 months after termination; and
◦a monthly payment equal to the monthly COBRA premium cost (on an after-tax basis) for up to 18 months, to the extent that he enrolls in COBRA and does not become eligible for other health benefits.
For purposes of Mr. Kim’s employment agreement, “cause” includes (i) material acts of personal dishonesty in connection with their responsibilities that have, or could be reasonably expected to have, a material adverse impact on performance of duties; (ii) willful failure or refusal to perform duties or responsibilities in any material respect; (iii) misappropriation (or attempted misappropriation) of material assets or material business opportunities; (iv) embezzlement or fraud committed or attempted, whether by Mr. Kim, at his direction or with his prior actual knowledge; (v) conviction of or pleading “guilty” or “no contest” to, (x) a felony or (y) any other criminal charge that has (or could be reasonably expected to have) an adverse impact on the performance of duties or result in material injury to our reputation or business; (vi) material violation of our written policies (unless curable and cured within 30 days of written notice), including but not limited to those relating to sexual harassment or business conduct, that has (or could be reasonably expected to have) a material adverse impact on performance of duties or otherwise result in material injury to our reputation or business; or (vii) material breach of any confidentiality or restrictive covenant.
If, within 90 days after termination of Mr. Kim’s employment for any reason other than cause, we determine that his respective employment could have been terminated for cause based on misappropriation, embezzlement or fraud or material violation of our written policies, as described above, Mr. Kim would be treated as if he had been terminated for cause, and would be required to disgorge all amounts received in connection with his termination of employment that would not have been payable on termination for cause.
For purposes of Mr. Kim’s agreement, “good reason” includes (i) a diminution in base salary, annual bonus target, title, duties or responsibilities, (ii) requiring him to be based at a location in excess of 30 miles from our current headquarters, unless such change of location remains consistent, in Mr. Kim’s reasonable discretion, with his commute to the then current headquarters and (iii) our material breach of a material term of the employment agreement, unless we cure the failure in question within 40 days of notice. In order to resign for “good reason,” Mr. Kim would need to provide us with 30 days’ advance written notice of his resignation setting forth the event that constitutes good reason within 60 days after the occurrence of such event.
Our obligation to provide any severance payments and benefits described above, other than any amounts accrued and payable for services through the date of termination, is conditioned on Mr. Kim’s general release of claims in our favor.
Pursuant to the terms of his employment agreement, Mr. Kim agreed to a mutual non-disparagement obligation. In addition, Mr. Kim entered into (i) a Non-Solicitation Agreement pursuant to which during his employment and for a period of one year after termination, Mr. Kim agreed not to solicit, or interfere with our relationship with any of our employees, representatives or contractors and (ii) a Proprietary Information and Inventions Agreement, which contains perpetual confidentiality obligations and assignment of inventions.

Natalie Wolfsen

We were party to an employment agreement with Natalie Wolfsen, dated March 3, 2021. The term of this agreement ended on October 4, 2023 in connection with Ms. Wolfsen’s departure from her position as Chief Executive Officer. In connection with her resignation, Ms. Wolfsen forfeited her outstanding and unvested equity and restricted cash awards.

Restrictive Covenants. Ms. Wolfsen remains subject to a mutual non-disparagement obligation under her employment agreement, as well as the restrictive covenants included under her Non-Solicitation Agreement and Propriety Information and Inventions Agreement, which are consistent with those described above with respect to Mr. Kim. Ms. Wolfsen has also entered into a Confidentiality, Non-Interference and Invention Assignment Agreement, which includes her agreement: (x) not to disclose or use our confidential information without our written authorization, both during her employment and thereafter; (y) to assign to us all rights to any intellectual property conceived of, developed or reduced to practice during her service; and (z) not to compete with us, or solicit or interfere with our employees or clients for twelve months after termination of employment.
Severance Plan
Additionally, we maintain a broad-based severance plan under which each of our active NEOs is eligible for benefits in the event that their position is eliminated in connection with a layoff, except as otherwise provided in such NEO’s employment agreement.
Benefits for any eligible executive officers under this plan would include: (x) two weeks of advance notice prior to elimination of the NEO’s position; (y) a lump sum severance payment equal to the sum of (i) one week of base salary for each year of continuous service, plus (ii) $2,500; and (z) at our discretion, accelerated vesting of all or a portion of the equity payment for the year of termination, which will be pro-rated based on the timing of termination of employment within the calendar year. The minimum payment under clause (y)(i) of the previous sentence is eight weeks of base salary. Payment of these severance benefits is conditioned on the executive officer’s delivery and non-revocation of a general release of claims in our favor.

Variable Incentive Compensation Program
We currently maintain a Variable Incentive Compensation Program (the “VICP”) that rewards our executive officers for our performance against business goals, and each executive officer for performance against his or her individual goals. Our Board of Directors establishes performance goals for this program each year and evaluates performance to these established goals to determine the amount of each award. Our overall incentive compensation pool is determined based upon various financial performance metrics established at the beginning of the year, including growth and earnings metrics, as well as a small subjective component determined by our Board of Directors at the end of the year. Once the overall pool is determined, individual incentive compensation is determined on an individual discretionary basis based upon that individual’s overall annual job performance. Our VICP is based on performance over a calendar year and provides for a cash benefit generally payable on or before March 15 of the following year, subject to the executive’s continued service through the payment date. The award for our Chief Executive Officer under this program is subject to Board discretion. All other awards under this program are subject to management discretion.
Long-Term Incentive Program
In 2023, our long-term incentive program (the “LTIP”) consisted of equity grants and, in 2022, also included a cash component. In 2023, we granted RSUs and SARs to our NEOs under the 2019 Plan, which are described in more detail under the section titled “Outstanding Equity Awards at Fiscal Year End,” below. In 2022, we also granted each of our NEOs a restricted cash award under our LTIP, which entitles each NEO to a fixed cash payment, payable in four equal annual installments, subject to continued service through the applicable payment date. The aggregate value of the restricted cash awards to the NEOs were as follows: $173,250 for Mr. Kim, $90,750 for Mr. Zyla, $90,750 for Ms. Hansen and $231,000 for Ms. Wolfsen (a portion of which was forfeited in connection with her resignation).
Pension Benefits and Nonqualified Deferred Compensation
We have adopted and maintain, and our NEOs may participate in, a defined contribution savings plan under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). Under the 401(k) Plan, eligible employees may defer a portion of their annual compensation on a pre-tax or after-tax basis. The 401(k) Plan permits us to match pre-tax employee contributions and make discretionary non-elective contributions to the 401(k) Plan. In each of 2022 and 2023 we elected to match up to 6% of eligible compensation during each pay period, which vests after three years of service.
We also maintain a Deferred Compensation Plan (the “NQDC Plan”), for the benefit of our NEOs and other officers and senior employees. Each of our NEOs may elect to defer from 5% to 75% of their eligible compensation under this plan, without regard to the 401(k) Plan’s prescribed limits, and the resulting deferrals will be allocated to the officer’s individual plan account. In addition, we reserve the right to make non-elective contributions to this plan, in our sole discretion, to be allocated to participant accounts according to our determination. A participant in the NQDC Plan vests in the non-elective contributions allocated to his or her account upon attaining three years of service. Accounts in this plan will accrue earnings based on the performance of a “market basket” of predetermined investment benchmarks. Each participant may elect the investment benchmarks used to determine earnings on his or her individual account. Each participant may also elect the timing of distributions from their NQDC Plan account, including whether distribution upon separation from service will be in a lump sum or installments, and whether payment should be triggered upon a change in control.
We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) Plan and NQDC Plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Outstanding Equity Awards as Fiscal Year End
The following table sets forth information concerning outstanding equity awards for our NEOs as of December 31, 2023.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested(1) ($)
Michael Kim	62,095	—	22.00	7/1/2029	—	—
	66,309(2)	22,106(2)	28.48	6/9/2030	—	—
	83,148(3)	83,150(3)	25.61	6/8/2031	—	—
	49,339(4)	148,020(4)	20.72	6/8/2032	—	—
	—	37,955(5)	30.30	6/8/2033	—	—
	—	117,057(6)	30.30	6/8/2033	—	—
	—	—	—	—	2,581(7)	77,301
	—	—	—	—	9,706(8)	290,695
	—	—	—	—	17,270(9)	517,237
	—	—	—	—	18,085(10)	541,646
	—	—	—	—	22,567(11)	675,882
	—	—	—	—	42,302(12)	1,266,945
Gary Zyla	62,095	—	22.00	7/1/2029	—	—
	60,282(2)	20,095(2)	28.48	6/9/2030	—	—
	36,584(3)	36,587(3)	25.61	6/8/2031	—	—
	20,675(4)	62,028(4)	20.72	6/8/2032	—	—
	—	15,905(5)	30.30	6/8/2033	—	—
	—	49,052(6)	30.30	6/8/2033	—	—
	—	—	—	—	2,345(7)	70,233
	—	—	—	—	8,541(8)	255,803
	—	—	—	—	14,474(6)	433,496
	—	—	—	—	15,157(10)	453,952
Carrie Hansen	62,095	—	22.00	7/1/2029	—	—
	60,282(2)	20,095(2)	28.48	6/9/2030	—	—
	36,584(3)	36,587(3)	25.61	6/8/2031	—	—
	20,675(4)	62,028(4)	20.72	6/8/2032	—	—
	—	—	—	—	2,345(7)	70,233
	—	—	—	—	8,541(8)	255,803
	—	—	—	—	14,474(9)	433,496
	—	—	—	—	37,892(10)	1,134,865
Natalie Wolfsen(13)	—	—	—	—	—	—
_________________________________
(1)Market value of shares that have not vested is determined using a per-share value of $29.95, the closing price of our common stock on December 29, 2023, as reported by the New York Stock Exchange.
(2)These SARs vest as to one-fourth of the award on each of the first four anniversaries of June 9, 2020. As of December 31, 2023, one-fourth of the award was unvested.
(3)These SARs vest as to one-fourth of the award on each of the first four anniversaries of June 8, 2021. As of December 31, 2023, one-half of the award was unvested.
(4)These SARs vest as to one-fourth of the award on each of the first four anniversaries of June 8, 2022. As of December 31, 2023, three-fourths of the award was unvested.
(5)These SARs vest as to one-fourth of the award on each of the first four anniversaries of June 8, 2023. As of December 31, 2023, the full award was unvested.

(6)These SARs vest as to one-fourth of the award on each of the first four anniversaries of June 8, 2023. As of December 31, 2023, the full award was unvested. These SARs are cash-settled rights.
(7)These RSUs vest as to one-fourth of the award on each of the first four anniversaries of June 9, 2020. As of December 31, 2023, one-fourth of the units were unvested.
(8)These RSUs vest as to one-fourth of the award on each of the first four anniversaries of June 8, 2021. As of December 31, 2023, one-half of the units were unvested.
(9)These RSUs vest as to one-fourth of the award on each of the first four anniversaries of June 8, 2022. As of December 31, 2023, three-fourths of the units were unvested.
(10)These RSUs vest as to one-fourth of the award on each of the first four anniversaries of June 8, 2023. As of December 31, 2023, all of the units were unvested.
(11)These RSUs vest as to one-fourth of the award on each of the first two anniversaries of March 3, 2021 and the remaining one-half vests on the third anniversary of March 3, 2021. As of December 31, 2023, one- half of the units were unvested.
(12)These restricted stock units vest as to one-fourth of the award on each of the first four anniversaries of September 8, 2023. As of December 31, 2023, all of the units were unvested.
(13)Ms. Wolfsen forfeited each of her outstanding and unvested equity awards in connection with her resignation.
DIRECTOR COMPENSATION
The following table sets forth information concerning the compensation awarded to, paid to or earned by each of our non-employee directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Xiaoning Jiao	—	—	—
Rohit Bhagat(3)	$100,000	$135,683.40	$235,683.40
Patricia Guinn	$102,500	$135,683.40	$238,183.40
Bryan Lin	—	—	—
Ying Sun	—	—	—
Joseph Velli	$87,500	$135,683.40	$223,183.40
Lei Wang	—	—	—
Yi Zhou	—	—	—
_________________________________
(1)Amounts reported in this column represent the annual cash retainers paid to certain of our non-employee directors for their service on our Board of Directors and committees during the year ended December 31, 2023. No cash retainers are paid to directors who serve on the Board of Directors to represent the interests of HTSC.
(2)Amounts reported in this column represent the aggregate grant date fair value of each RSU award granted to the applicable non-employee director during the year ended December 31, 2023, computed in accordance with FASB ASC Topic 718. As of December 31, 2023, Messrs. Bhagat and Velli and Ms. Guinn each had 4,478 unvested restricted stock units.
(3)A portion of the fees earned by Mr. Bhagat were withheld to cover the cost of certain welfare benefits received from AssetMark.
Our Board of Directors has adopted a director compensation policy to enable us to attract qualified directors, provide them with compensation at a level consistent with our compensation objectives and, in the case of equity-based compensation, align their interests with those of our stockholders. This policy provides annual cash retainers and equity-based compensation for certain of our non-employee directors, along with reimbursement, upon request, for all directors for reasonable travel expenses incurred in connection with attending meetings of our Board of Directors or committees as well as pre-approved out of pocket expenses to attend director continuing education events.
Under our policy, directors who are also full-time AssetMark officers or employees receive no additional compensation for serving as directors. Additionally, directors representing the interests of HTSC (currently Mses. Jiao and Sun and Messrs. Lin, Wang and Zhou) do not receive compensation for serving as directors. Our independent directors were eligible to receive the following annual cash retainers for fiscal year 2023, payable quarterly in arrears, as applicable:
•Board Member: $70,000
•Audit and Risk Committee Chair: $25,000
•Audit and Risk Committee – All Other Members: $11,250
•Compensation Committee Chair: $20,000
•Compensation Committee – All Other Members: $7,500
•Mergers and Acquisitions Subcommittee - All Members: $6,250
•Nominating, Governance and Compliance Committee Chair: $12,500
•Nominating, Governance and Compliance Committee – All Other Members: $6,250
In 2023, our Board of Directors approved amendments to the annual cash retainers payable under our director compensation policy. Effective January 1, 2024, the board member retainer was increased to $80,000 per year. In addition, the fair market value of the initial grant for new independent directors and the annual equity grant for continuing independent directors were both increased to $145,000. The annual grant vests on the anniversary of the grant date (typically made shortly after our annual meeting of stockholders).
If a director is terminated other than for cause within the first nine months after the annual grant date, the equity award will vest on a pro rata basis through the effective date of termination; otherwise, the award will fully vest as of the effective date of such termination.
During the year ended December 31, 2023, Mr. Bhagat, Ms. Guinn and Mr. Velli were eligible to receive compensation under our policy. As set forth in the table above, during the year ended December 31, 2023, the only equity awards granted to our independent directors was an annual grant of RSUs with an approximate fair market value of $130,000 made to each of Mr. Bhagat, Ms. Guinn and Mr. Velli.

PROPOSAL 3 TO APPROVE THE AMENDED AND RESTATED ASSETMARK FINANCIAL HOLDINGS, INC. 2019 EQUITY INCENTIVE PLAN

On September 28, 2023, the Board of Directors approved the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan (the “Amended Plan”), which amends and restates the AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan (the “Existing Plan”), subject to approval by our stockholders. We are asking our stockholders to consider and vote upon a proposal to approve the Amended Plan. We anticipate that our equity-based compensation needs will soon exceed the remaining shares under the Existing Plan. Upon recommendation of the Compensation Committee, the Board of Directors therefore approved the Amended Plan, subject to the receipt of stockholder approval at the Annual Meeting.

Summary of the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan
The Amended Plan provides for the grant of restricted stock, restricted stock units, stock appreciation rights, stock options, performance awards and other cash-based and stock-based awards. The primary change to the Amended Plan is to add an additional 4,300,000 shares of our common stock to the total shares available for issuance, of which 2,300,000 would be shares now held or subsequently acquired by us as treasury shares. In addition to this amendment, the Amended Plan includes a handful of housekeeping amendments (which do not require stockholder approval), including modifications to address (i) changes to Section 162(m) of the Internal Revenue Code since the Existing Plan was adopted; and (ii) recent changes to Section 10D of the Exchange Act.

The following table sets forth certain information about the Amended Plan, as well as the Existing Plan:

Number of new shares being authorized under the Amended Plan	2,000,000
Number of treasury shares being authorized for issuance under the Amended Plan	2,300,000
Number of shares available for future awards under the Existing Plan as of March 1, 2024	827,614
Number of shares relating to outstanding stock options as of March 1, 2024	408,976
Number of shares relating to outstanding stock appreciation rights as of March 1, 2024	1,924,716
Number of shares outstanding as of March 1, 2024 relating to awards of restricted stock units	1,258,448
Maximum option term	10 years
Minimum exercise price (relative to the market value on date of grant)	100%
Weighted average remaining term of outstanding options as of March 1, 2024	5.4 years
Weighted average exercise price of outstanding options as of March 1, 2024	$22.00
Weighted average remaining term of outstanding stock appreciation rights as of March 1, 2024	7.4 years
Weighted average exercise price of outstanding stock appreciation rights as of March 1, 2024	$24.69
Total number of shares available for future awards after March 21, 2024 if this proposal is approved	5,127,614 (of which 2,300,000 will be treasury shares)

If the Amended Plan is approved, the Company’s total potential dilution from the shares available for issuance under its equity incentive plan would increase from 1.11% as of March 1, 2024 to 6.89%. Total potential dilution is the number of shares subject to equity awards outstanding but not exercised or settled plus the number of shares available to be granted, divided by the sum of the total number of shares of our common stock outstanding as of March 1, 2024. The Compensation Committee considered this potential dilution level in the context of competitive data from our peer group. The Compensation Committee concluded that the resulting dilution levels would be within normal competitive ranges.

We manage our long-term dilution goal by monitoring the number of shares subject to equity awards that we grant annually, commonly referred to as “burn rate.” Burn rate is defined as the number of shares granted under our equity incentive plan divided by the weighted average number of shares outstanding at the end of the year, as calculated below. We have calculated the burn rate under the Existing Plan for the past three years, as set forth in the following table:

	Options and SARs granted (#)	Full Value-Shares (#)	Weighted Average Number of Shares of Common Stock Outstanding	Burn Rate %
2021	894,411	819,011	72,137,174	2.38
2022	1,030,037	525,195	73,724,341	2.11
2023	109,889	635,955	74,113,591	1.01

The three-year average burn rate from January 1, 2021 through December 31, 2023 was 1.82%. The closing price of our common stock on March 1, 2024 was $35.08.

Based on a review of our historical and projected grant practices, we believe that the shares reserved for grant under the Amended Plan will meet our equity grant needs for approximately three years. The shares reserved may, however, last for more or less than three years depending on currently unknown factors, such as the number of grant recipients, future grant practices and our stock price.

The Board recommends that our stockholders approve the Amended Plan because it believes that the Amended Plan promotes the success and enhances the value of the Company by linking the individual interests of key personnel of the Company to those of our stockholders and provides such individuals with an incentive for outstanding performance and to generate superior returns to our stockholders. The Amended Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of such individuals upon whose judgment, interest and special effort the successful conduct of the Company’s operation is largely dependent. The approval of the Amended Plan will enable us to continue to provide such incentives.

Highlights of the Amended Plan

a.No Evergreen Feature. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Amended Plan can be automatically replenished.
b.Prohibition on Repricing. There can be no repricing of options or stock appreciation rights without stockholder approval, either by canceling the award in exchange for a replacement award at a lower price or by reducing the exercise price of the award (other than in connection with a change in our capitalization).
c.No Liberal Share Recycling. The Amended Plan provides that only shares with respect to awards granted under the plan that expire or are forfeited or cancelled, or shares that were covered by an award the benefit of which is paid in cash instead of shares, will again become available for award under the Amended Plan. Shares tendered by a participant or withheld by the Company to satisfy any tax withholding obligation with respect to any option or stock appreciation rights do not become available for issuance as future awards under the Amended Plan.
d.No Liberal Change in Control Definition. The Amended Plan does not include a “liberal” change in control definition (i.e., mergers require actual consummation).
e.Stock Options and Stock Appreciation Rights Granted at No Less than Fair Market Value. The exercise price for stock options and stock appreciation rights granted under the Amended Plan must equal or exceed the underlying stock’s fair market value as of the grant date, subject to a limited exception for awards that are assumed or substituted in corporate transactions.
f.Clawback Policy. Awards granted under the Amended Plan are subject to the terms of any clawback policy adopted by the Company, including any policy adopted to comply with Section 10D of the Exchange Act and any rules promulgated thereunder or any other regulatory regime.
g.Transfer Restrictions. The Amended Plan contains robust transfer restrictions.

Amended Plan Summary

The principal features of the Amended Plan are summarized below. Aside from the housekeeping amendments mentioned above, the only change in the Amended Plan is the number of shares available for issuance. The following summary of the Amended Plan does not purport to be a complete description of all of the provisions of the Amended Plan. It is qualified in its entirety by reference to the complete text of the Amended Plan, which is attached hereto as Appendix A. Any stockholder of the Company who wishes to obtain a copy of the Amended Plan may do so upon written request to the Corporate Secretary at the Company’s principal executive offices.

General

The purpose of the Amended Plan is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to our continued progress and thereby align participants' and stockholders' interests. The Amended Plan permits the grant of options, SARs, restricted stock, restricted stock units, performance awards, other cash-based awards and other stock-based awards.

Administration

The Amended Plan is administered by the Compensation Committee, which has the authority to determine when awards will be granted under the Amended Plan, eligible participants, the types of awards to be granted, the number of shares covered by awards, the terms and conditions of awards (and amendments to any terms and conditions thereof) and the methods by which awards may be settled, exercised, cancelled, forfeited or suspended, and to make any other determination and take any other action that it deems necessary or desirable for the administration of the Amended Plan and compliance with applicable laws, stock market or exchange rules and regulations or accounting or tax rules and regulations. Anyone involved in the administration of the Amended Plan as a member of the Board or the Compensation Committee or due to a delegation of authority under the Amended Plan shall be indemnified against any liability resulting from any action, claim or proceeding arising from such administration.

Eligibility and Participation

Any of our employees, directors or consultants shall be eligible to be selected to receive an award under the Amended Plan. Additionally, any holder of an outstanding equity-based award issued by a company we acquire may be granted a substitute award under the Amended Plan. We had 994 employees as of March 1, 2024. In addition, there are currently eight non-employee directors on our Board, of which three are independent directors. In addition, we had approximately 570 consultants who were eligible to participate in the Amended Plan as of March 1, 2024. However, it is not our practice to grant awards to consultants or to non-employee directors who are not independent directors. The basis for participation in the Amended Plan is the Compensation Committee’s decision, in its sole discretion, that an award to an eligible participant will further the Amended Plan’s purposes, as described above. In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purposes of the Amended Plan.

Shares Available for Awards

If the Amended Plan is approved, the maximum number of shares that will be authorized for issuance under the Amended Plan is 9,187,691 shares (which includes shares that have already been issued or that are issuable pursuant to awards previously granted under the Existing Plan), of which 2,300,000 shares will be shares now held or subsequently acquired by us as treasury shares, subject to adjustments in the event of certain capitalization events. Of this maximum number (based on the approval of the Amended Plan), 5,127,614 shares would be available for the grant of new awards under the Amended Plan, determined as of March 1, 2024. Any shares underlying awards outstanding under the Amended Plan that are forfeited, cancelled, expired, terminated or are otherwise lapsed or settled in cash, in whole or in part, other than any shares underlying awards that are tendered or withheld in respect of taxes or to pay the exercise price of an award, will become available for future grant under the Amended Plan.

In the event the administrator of the Amended Plan determines that, as a result of certain changes in our corporate structure, including any extraordinary dividend or other distribution, recapitalization, stock split, reorganization, merger, consolidation, spin-off or similar corporate transaction or event affecting our common stock, or changes in applicable laws, regulations or accounting principles, an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be made available under the Amended Plan, then the administrator will make equitable adjustments to prevent undue enrichment or harm to the number and type of shares that thereafter may be made the subject of awards, the number and type of shares subject to outstanding awards and the grant, purchase, exercise or hurdle price of any outstanding awards.

Stock Options

The Amended Plan permits the grant of incentive stock options (“ISOs”) to employees and/or non-qualified stock options (“NQSOs”) to all eligible participants. The exercise price of stock options will be determined by the administrator. However, except in the case of substitute awards, the exercise price may not be less than the fair market value of our common stock on the grant date. The administrator may determine the terms and conditions applicable to each grant of stock options, including the term of the options (which may not exceed 10 years), the time or times at which options become vested and exercisable and the method of payment of the exercise price.

The terms of any award of ISOs are required to comply in all respects with the provisions of Section 422 of the Internal Revenue Code of 1986, as amended.

Stock Appreciation Rights

The Amended Plan permits the grant of SARs, which entitle the holder to receive shares of our common stock or cash having an aggregate value equal to the appreciation in the fair market value of our common stock between the grant date and the exercise date, times the number of shares subject to the SAR. SARs may be granted to participants either alone or in tandem with other awards granted under the Amended Plan. The exercise price of a SAR will be determined by the administrator. However, except in the case of substitute awards, the exercise price may not be less than the fair market value of our common stock on the grant date. The administrator may determine the terms and conditions applicable to each grant of SARs, including the term of the SARs (which may not exceed 10 years) and the time or times at which a SAR may be exercised or settled.

Restricted Stock Awards and RSUs

The Amended Plan permits the grant of restricted stock awards and RSUs. Restricted stock awards are grants of shares of our common stock, subject to certain conditions and restrictions as specified in the applicable award agreement. RSUs represent the right to receive shares of our common stock (or a cash amount equal to the value of our common stock) on future dates as specified in the applicable award agreement.

Performance Awards

The Amended Plan permits the grant of performance awards that are payable upon the achievement of performance goals determined by the administrator, and may be denominated as a cash amount, number of shares or units or a combination thereof. The administrator may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a performance award. An award agreement may provide that if the administrator determines that a change in our business, operations, corporate structure or capital structure, or the manner in which the administrator conducts its business, or other events or circumstances render the performance objectives unsuitable, the administrator may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the administrator deems appropriate and equitable. Performance measures may vary from performance award to performance award, respectively, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Other Cash-Based Awards and Other Stock-Based Awards

The Amended Plan permits the grant of other cash-based and other stock-based awards, the terms and conditions of which will be determined by the administrator.

Effect of Termination of Service or a Change in Control on Awards

In the event of a participant’s termination of service, the administrator may determine the extent to which an award may be exercised, settled, vested, paid or forfeited prior to the end of a performance period, or the vesting, exercise or settlement of such award. In the event of a change in control (as defined in the Amended Plan), the administrator may, in its discretion, take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions, determination of the attainment of performance conditions for performance awards or cancellation of awards in consideration of a payment.

Amendment and Termination

The Board has the authority to amend, alter, suspend, discontinue or terminate the Amended Plan, provided that no such action may be taken without stockholder approval, if the approval is necessary to comply with applicable law or stock exchange rules, or without the consent of the affected participant, if such action would materially adversely affect the rights of such participant (unless such action is taken to cause the Amended Plan to comply with applicable laws, stock market or exchange rules and regulations or accounting or tax rules and regulations or to impose any recoupment provisions on an award).

No Repricing

Except pursuant to an adjustment by the administrator permitted under the Amended Plan, no action may directly or indirectly reduce the exercise or hurdle price of any award established at the time of grant without stockholder approval.

Term of the Amendment Plan

No awards may be granted under the Amended Plan after the earliest of (i) the 10-year anniversary of the effectiveness of the registration statement, (ii) the maximum number of shares of our common stock available for issuance under the Amended Plan has been issued or (iii) the Board terminates the Amended Plan.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the Amended Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

ISOs

An optionee generally realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the employee. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by the Company as compensation, provided that the Company reports the income to the optionee. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. However, if the optionee exercises an ISO and satisfies the holding period requirements, the Company may not deduct any amount in connection with the ISO. If a sale or disposition of shares acquired with the ISO occurs after the holding period, the employee will recognize long-term capital gain or loss at the time of sale equal to the difference between proceeds realized and the exercise price paid. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent that they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

NQSOs

An optionee generally has no taxable income at the time of grant of an NQSO but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. The same amount is deductible by the Company as compensation, provided that, in the case of an employee option, the Company reports the income to the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

SARs

Generally, the recipient of a SAR will not recognize taxable income at the time the SAR is granted. If a participant receives the appreciation inherent in the SAR in cash, the cash will be taxed as ordinary income to the participant at the time it is received. If a participant receives the appreciation inherent in the SAR in shares, the spread between the then-current market value and the base price will be taxed as ordinary income to the participant at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Restricted Stock Awards

The recipient of a restricted stock award will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the

Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award (less the purchase price, if any, paid for such shares), determined without regard to the restrictions. If a Section 83(b) election is made, the capital gain/loss holding period for such shares commences on the date of the award. Any further change in the value of the shares will be taxed as a capital gain or loss only if and when the shares are disposed of by the recipient. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse, and the capital gain/ loss holding period for such shares will also commence on such date.

Restricted Stock Units

No income generally will be recognized upon the award of RSUs. The recipient of an RSU generally will be subject to tax at ordinary income rates on the market price of unrestricted shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gain/loss holding period for such shares will also commence on such date.

New Plan Benefits

The awards under the Amended Plan are within the discretion of the administrator. As a result, the benefits that will be awarded under the Amended Plan are not determinable at this time. No determination as to future awards or who might receive them has been made as of the date of this proxy statement.

Registration with the Securities and Exchange Commission
The Company intends to file with the SEC a registration statement on Form S-8 covering the additional shares of common stock reserved for issuance by the Amended Plan during the second or third quarter of 2024.

Vote Required
The affirmative vote of holders of shares representing a majority of the votes cast with respect to this proposal is required for approval of this proposal.

Recommendation of the Board of Directors

The Board unanimously recommends that stockholders vote “FOR” the approval of the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information about our equity compensation plans as of December 31, 2023.

Plan category	(a) Number of securities to be issued upon exercise of outstanding stock options, warrants and rights (#)		(b) Weighted-average exercise price of outstanding stock options, warrants and rights ($/share)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by stockholders(2)	3,227,429	(3)	$24.68	800,766	(4)
Equity compensation plans not approved by stockholders	408,976	(5)	$22.00	—
Total:	3,636,405		$24.21	800,766
______________________
(1)The weighted-average exercise price does not include shares to be issued in connection with the settlement of RSUs, as such awards do not have an exercise price.
(2)Includes the 2019 Plan.
(3)Represents shares of common stock issuable pursuant to RSUs and SARs granted under the 2019 Plan.
(4)Includes shares of common stock available for future issuance under the 2019 Plan.
(5)Represents shares of common stock issuable pursuant to certain option awards issued immediately prior to our IPO. These options were fully vested as of July 18, 2022 and will expire on July 17, 2029.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
From time to time, we enter into transactions in which “related persons” (as defined in Item 404 of Regulation S-K) could be deemed to have a direct or indirect material interest. Related persons include our directors and executive officers, their immediate family members and stockholders beneficially owning more than 5% of our common stock.
We have adopted a written related person transaction policy that covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), in which we or any of our subsidiaries is or will be a participant, in which the amount involved exceeds $120,000 and in which any related person has or may have a direct or indirect material interest. Pursuant to our policy, a director or executive officer who is in any way interested in a contract or transaction with us, including through an immediate family member, will declare the nature of his or her interest to our General Counsel by written notice. Such written notice must include the name of the related person, the basis on which such person constitutes a related person, the related person’s interest in the transaction with us, the approximate dollar value involved in the transaction, the approximate dollar value of the related person’s interest in the transaction and any other information regarding the transaction or the related person that could be material to the Board of Directors in light of the particular facts and circumstances. Our General Counsel will present any new or proposed related person transactions to the Audit and Risk Committee, and the Audit and Risk Committee must review such transactions on an annual basis to determine whether they should be approved or continue. In reviewing the transaction, the Audit and Risk Committee will consider all relevant facts and circumstances, including the commercial reasonableness of the terms, the benefit or perceived benefit (or lack thereof) to us, the opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest in the transaction and the actual or apparent conflict of interest of the related person. The Audit and Risk

Committee cannot approve or ratify a related person transaction unless it has determined that, upon consideration of all relevant information the transaction is in, or not inconsistent with, the best interests of us and our stockholders. In addition, our Corporate Standards require that directors and executive officers make appropriate disclosure of potential conflicts of interest to our General Counsel, who must then notify our Nominating, Governance and Compliance Committee.
Certain Related Party Transactions
We describe below transactions and series of similar transactions, since January 1, 2023 or currently proposed, in which:
•we or any of our subsidiaries have been or will be a participant;
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing a household with, any of these individuals, had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party, other than compensation and employment arrangements, which are described where required in the sections titled “Executive Compensation” and “Director Compensation.”
HTSC, a Chinese securities group with brokerage and investment services, is a controlling stockholder of our Company through its subsidiary HIIHL, a company organized under the laws of the Cayman Islands. HTSC, through HIIHL, owns 68.4% of our outstanding common stock, and controls our management and affairs. HTSC, as our controlling stockholder, has the power, acting alone, to approve any action requiring a vote of shares representing a majority of the voting power of our outstanding common stock. As long as HTSC continues to control a majority of all outstanding shares of our common stock, it will be able to exercise control over all matters requiring approval by our stockholders, including the election of our directors and approval of significant corporate transactions. HTSC is not subject to any contractual obligation to retain any of our common stock. For purposes of the following discussion, except as stated otherwise or unless the context indicates otherwise, “HTSC” means Huatai Securities Co., Ltd. and its subsidiaries (excluding AssetMark and its subsidiaries), and “AssetMark,” “we,” “us,” or “our company” means AssetMark and its subsidiaries.
Limitation of Liability of Directors and Officers
Our Certificate of Incorporation provides that no director or officer will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:
•any breach of the director’s or the officer’s duty of loyalty to our company or our stockholders;
•any act or omission by the director or officer not in good faith or that involved intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions by the director as provided in Section 174 of the Delaware General Corporation Law (the “DGCL”);
•any transaction from which the director or officer derived an improper personal benefit; and
•any breach of fiduciary duty claims brought by us or derivative claims brought by our stockholders in our name against the officer.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against any director for breach of fiduciary duty as a director, and we do not have the right to recover monetary damages against any officer for breach of fiduciary duty as an officer, including breaches resulting from grossly negligent behavior, except in the situations described above. Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Indemnification and Directors’ and Officers’ Liability Insurance
Our Bylaws provide that, to the fullest extent permitted by law, we will indemnify any of our officers or directors against all damages, claims and liabilities arising out of the fact that the person is or was our officer or director, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment. Further, our Certificate of Incorporation provides that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our Certificate of Incorporation also provides that we must advance expenses incurred by or on behalf of a director or officer, and that we may advance expenses incurred by or on behalf of an employee, trustee or agent, in advance of the final disposition of any civil or criminal action, suit or proceeding.
In addition, we have entered into an indemnification agreement with each of our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.
We also maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.
At present, there is no pending litigation or proceeding for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification, under the above indemnification provisions.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders, cost savings for companies and conservation of natural resources. Householding for banks, brokerage firms or other nominee accounts is limited to accounts within the same brokerage firm or other nominee. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing AssetMark stock at two different brokerage firms, your household will receive two copies of the proxy materials, one from each brokerage firm.
A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker (if you are a beneficial owner) or AssetMark Financial Holdings, Inc. Direct your written request to Investor Relations at investorrelations@assetmark.com or to AssetMark Financial Holdings, Inc., 1655 Grant Street, 10th Floor, Concord, California 94520, Attn: Corporate Secretary / Office of the General Counsel, or your verbal request to Investor Relations at (925) 521-2273. You also may download a copy of any of these materials from our website at https://ir.assetmark.com and at www.proxyvote.com. If you currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at your addresses and would like to request “householding” of your communications, please contact your broker (if you are a beneficial owner) or AssetMark Financial Holdings, Inc. using the contact information in this paragraph.

OTHER MATTERS
Stockholder Proposals for Next Year’s Annual Meeting
Stockholders wishing to present proposals for inclusion in our proxy statement for the 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must submit their proposals so that they are received by us at our principal executive offices no later than 5:00 p.m. Eastern Time on December 10, 2024. Submissions must be delivered to our Corporate Secretary at AssetMark Financial Holdings, Inc., 1655 Grant Street, 10th Floor, Concord, California 94520, Attn: Corporate Secretary / Office of the General Counsel. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).
Stockholders wishing to present proposals for business, other than the nomination of persons for election to the Board of Directors, for consideration at our 2025 Annual Meeting of the Stockholders but not for inclusion in the related proxy statement must deliver the proposal in writing no earlier than January 20, 2025 and no later than 5:00 p.m. Eastern Time on February 19, 2025 to our Corporate Secretary at AssetMark Financial Holdings, Inc., 1655 Grant Street, 10th Floor, Concord, California 94520, Attn: Corporate Secretary / Office of the General Counsel; provided, however, that if our 2025 Annual Meeting of Stockholders is held before April 20, 2025 (30 days before the one-year anniversary of the preceding annual meeting) or after July 29, 2025 (70 days after the one-year anniversary of the preceding annual meeting), then the proposal must be received by our Corporate Secretary not earlier than the 120th day prior to such Annual Meeting and not later than 5:00 p.m. Eastern Time on the later of (i) the 90th day prior to such Annual Meeting and (ii) the 10th day following the day on which we first make a public announcement of the date of such meeting. The written proposal must comply with the requirements in our Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Exchange Act, including a description of the proposal and a brief statement of the reasons for the proposal, the name and address of the stockholder (as they appear in AssetMark’s books and records), the number of shares common stock owned of record and, if the proposal is being made on behalf of a beneficial owner of our common stock, the number of shares of common stock owned beneficially by such beneficial owner. You are advised to review our Bylaws, which are available on our website at https://ir.assetmark.com in the Governance section under Governance Documents, and which contain additional requirements and information about advance notice of stockholder proposals and director nominations.
Stockholders wishing to present nominations of persons for election to the Board of Directors must follow the procedures outlined above in the section titled “Information Regarding The Board of Directors and Corporate Governance—Committees of the Board of Directors—Nominating, Governance and Compliance Committee—Stockholder Recommendations and Nominations to the Board of Directors.”
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Availability of Annual Report on Form 10-K and SEC Filings
This Proxy Statement is accompanied by our 2023 Annual Report, including our Annual Report on Form 10-K for the year ended December 31, 2023. This Proxy Statement and our 2023 Annual Report are available on our website at https://ir.assetmark.com. The Annual Report on Form 10-K is also available without exhibits at https://ir.assetmark.com and with exhibits at the website maintained by the SEC at www.sec.gov. You may obtain, free of charge, a printed version of the 2023 Annual Report, including the Annual Report on Form 10-K without exhibits, upon request to AssetMark in one of the following ways:
•Email AssetMark’s Investor Relations department at investorrelations@assetmark.com.
•Send your request by mail to AssetMark Financial Holdings, Inc., 1655 Grant Street, 10th Floor, Concord, California 94520, Attn: Corporate Secretary / Office of the General Counsel.
To the extent that this Proxy Statement is incorporated by reference into any other filing by AssetMark under the Securities Act or the Exchange Act, the section of this Proxy Statement entitled “Report of the Audit and Risk Committee,” to the extent permitted by SEC rules, will not be deemed incorporated in such a filing, unless specifically provided otherwise in such filing. In addition, such section will not be deemed to be soliciting material. Except as stated otherwise, all website addresses contained in this Proxy Statement are intended to be inactive, textual references only. The information on, or accessible through, any website (including the AssetMark website) identified in this Proxy Statement is not a part of, and is not incorporated by reference into, this Proxy Statement.
***
The Board of Directors knows of no other matters that will be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote the share of common stock they represent on such matters in accordance with their best judgment.
By Order of the Board of Directors
Michael Kim
Chief Executive Officer, President and Director
AssetMark Financial Holdings, Inc.
April 9, 2024

Appendix A

AMENDED AND RESTATED
ASSETMARK FINANCIAL HOLDINGS, INC.
2019 EQUITY INCENTIVE PLAN
Section 1.    Purpose and Eligibility.
(a)    General Purpose. The purpose of this Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of AssetMark Financial Holdings, Inc. (the “Company”), thereby furthering the best interests of the Company and its stockholders.
(b)    Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates, and such other individuals designated by the Administrator who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.
(c)    Available Awards. The Plan permits the grant of Options, SARs, Restricted Stocks, RSUs, Performance Awards, Other Cash-Based Awards or Other Stock-Based Awards.
Section 2.    Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a)    “Affiliate” means, with respect to a Person, any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person (or, if no Person is specified, the Company).
(b)    “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Stock-Based Award granted under the Plan.
(c)    “Award Agreement” means any written agreement, contract or other instrument or document (including in electronic form) evidencing an Award granted under the Plan.
(d)    “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficial Ownership,” “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
(e)    “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such Person can be named or is named by a Participant, or if no Beneficiary designated by a Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at a Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(f)    “Board” means the Board of Directors of the Company.
(g)    “Cause” means, with respect to a Participant, “cause” as defined in such Participant’s Service Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement, such Participant’s: (i) serious misconduct in the performance of his or her employment duties, (ii) conviction of, plea of guilty to, or plea of nolo contendere to (x) a felony or (y) a misdemeanor involving moral turpitude, fraud or dishonesty, (iii) commission of an act involving personal dishonesty that results in financial, reputational or other harm to the Company or its Affiliates; (iv) breach of any applicable term set forth in such Participant’s Service Agreement, if any, or (v) breach or violation of any rule, policy, procedure or guideline of the Company or its Affiliates.

(h)    “Change in Control” means the occurrence of any one or more of the following events:
(i)    the acquisition by any Person of Beneficial Ownership, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”); provided, however that for purposes of this Plan any acquisition which complies with clauses (A), (B) and (C) of subsection (v) of this definition shall not constitute a Change of Control;
(ii)    a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election;
(iii)    the date which is ten (10) business days prior to the consummation of a complete liquidation or dissolution of the Company;
(iv)    the direct or indirect sale, transfer, conveyance or disposition (other than by way of merger or consolidation) by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; or
(v)    the consummation of a reorganization, merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (I) the entity resulting from such Business Combination (the "Surviving Company"), or (II) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the "Parent Company"), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination; or
In no event, however shall a Change in Control be deemed to occur as a result of any acquisition (w) by the Company, Huatai International Investment Holding Limited, or any of their respective Affiliates, (x) by any employee benefit plan sponsored or maintained by the Company or any subsidiary, (y) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (z) in respect of an Award held by a particular Participant, by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.
(i)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall be deemed to include a reference to any regulations promulgated thereunder and any successor provision thereto.
(j)    “Committee” means the compensation committee of the Board or such other committee of one or more members of the Board as may be designated by the Board from time to time to administer the Plan in accordance with Section 4 hereof.
(k)    “Common Stock” means the Company’s common stock, $0.001 par value per share.
(l)    “Company” means AssetMark Financial Holdings, Inc., a Delaware corporation, or any successor thereto.
(m)    “Consultant” means any consultant, independent contractor or advisor who is providing services to the Company or any Subsidiary other than as an Employee or Director, and who may be offered securities registered pursuant to a registration statement on Form S-8 under the Securities Act.
(n)    “Director” means any member of the Board.
(o)    “Disability” means, unless the applicable Award Agreement provides otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, that for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option within the meaning of Section 22(e)(3) of the Code, the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates
(p)    “Effective Date” means the date on which the registration statement covering the initial public offering of the Shares is declared effective pursuant to Section 12(g) of the Exchange Act by the Securities and Exchange Commission.
(q)    “Employee” means any individual, including any officer or Director, employed by the Company or any Subsidiary or any prospective employee or officer who has accepted an offer of employment from the Company or any Subsidiary, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate will not be sufficient to constitute “employment” by the Company or an Affiliate.
(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s)    “Fair Market Value” means, as of any date, (i) with respect to Shares, the closing price of a Share on the trading day immediately preceding the date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(t)    “Grant Date” means the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later effective date is set forth in such resolution, then such effective date as is set forth in such resolution.
(u)     “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.
(v)    “Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.
(w)     “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.
(x)    “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(y)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(z)    “Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.
(aa)    “Other Stock-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.
(bb)    “Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(cc)    “Performance Award” means an Award granted pursuant to Section 10.
(dd)    “Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.
(ee)    “Permitted Transferee” means (i) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), (ii) any person sharing the Optionholder’s household (other than a tenant or employee), (iii) a trust in which these persons have more than 50% of the Beneficial Ownership interest, (iv) a foundation in which these persons (or the Optionholder) control the management of assets, (v) any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; and (vi) such other transferees as may be permitted by the Administrator in its sole discretion.

(ff)    “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
(gg)    “Plan” means this AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan, as amended from time to time.
(hh)    “Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.
(ii)    “Restricted Stock Unit” or “RSU” means a right granted pursuant to Section 9. Each RSU represents an unfunded and unsecured right to receive cash, Shares or a combination thereof, in an amount equal to the Fair Market Value of one Share.
(jj)    “Service Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.
(kk)    “Share” means a share of the Company’s Common Stock.
(ll)    “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7. Each SAR represents an unfunded and unsecured right to receive upon exercise, cash, Shares or a combination thereof, in an amount equal to the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the Date of Grant.
(mm)     “Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Committee.
(nn)    “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
(oo)    “Termination of Service” means the termination of a Participant’s employment or service relationship as a Director or Consultant, as applicable, with the Company or any Subsidiary; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Committee determines otherwise, the termination of employee status but the continuation of the performance of services for the Company or a Subsidiary as a Director or Consultant shall not itself constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a Subsidiary when such Subsidiary ceases to be a Subsidiary unless such Participant’s employment or service continues with the Company or another Subsidiary. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).
Section 3.    Eligibility.
(a)    Any Employee, Director or Consultant shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(b)    Holders of options and other types of awards granted by a company or other business that is acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

Section 4.    Administration.
(a)    Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee with respect to the Plan shall be final, conclusive and binding upon all parties, including the Company, its stockholders, Participants and any Beneficiaries thereof, unless determined by a court having jurisdiction to be arbitrary and capricious.
(b)    Delegation of Authority. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Share rights (except that such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.
(c)    Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to:
(i)    determine when Awards are to be granted under the Plan and the applicable Date of Grant;
(ii)    select the eligible Award recipients to whom Awards shall be granted;
(iii)    determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan;
(iv)    determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;
(v)    prescribe the form of each Award Agreement and determine the terms and conditions of any Award, which need not be identical for each Participant, including but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any Performance Goals over any Performance Periods, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(vi)    determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended;
(vii)    determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(viii)    waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, subject to the provisions of Section 14(c) below;
(ix)    determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;
(x)    make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(xi)    allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 15(d);
(xii)    authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;
(xiii)    interpret, administer, correct any defect, supply any omission and reconcile any inconsistency in the Plan, any instrument or agreement relating to the Plan or any Award;
(xiv)    establish, amend, suspend, rescind or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and
(xv)    exercise discretion to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
(d)    In addition to such other rights of indemnification as they may have as Directors or members of the Committee or otherwise, and to the extent allowed by Applicable Laws, each person who is, either individually or as a member of the Board or a Committee, or who administers the Plan pursuant to a delegation pursuant to Section 4(b) above, shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee or such person may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by such person in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such person shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
Section 5.    Shares Available for Awards.
(a)    Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan as of the Effective Date shall equal 9,187,691 Shares (the “Share Reserve”), of which 2,300,000 Shares shall be Shares now held or subsequently acquired by the Company as treasury shares.
(b)    If any Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award shall again be available for grant under the Plan; provided, however, that any Shares withheld in respect of taxes relating to any Award, and any Shares tendered or withheld to pay the exercise price of an Option, will not again become available for issuance under the Plan.
(c)    In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, an adjustment is appropriate in order to prevent disproportional dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code and other applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:
(i)    the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(e);
(ii)    the number and type of Shares (or other securities) subject to outstanding Awards; and
(iii)    the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.
(d)    Shares available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.
(e)    Subject to adjustment as provided in Section 5(c)(i), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall equal the Share Reserve.
Section 6.    Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion:
(a)    The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b)    The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option. The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.
(c)    The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the exercise price of the Shares as to which the Option shall be exercised, in which payment of the exercise price with respect thereto may be made or deemed to have been made.
(d)    The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code).
Section 7.    Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)    SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
(b)    The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

(c)    The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.
(d)    Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.
Section 8.    Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)    The Award Agreement shall specify the vesting schedule.
(b)    Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)    Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder with respect to Awards of Restricted Stock, including the right to vote such Shares of Restricted Stock and the right to receive dividends; provided that, (i) the Committee may reserve the right to exercise the voting rights with respect to the Restricted Stock; and (ii) any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.
(d)    The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions paid on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.
(e)    Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f)    The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, such Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.
Section 9.    RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)    The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).

(b)    Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)    An RSU shall not convey to a Participant the rights and privileges of a stockholder with respect to the Shares subject to such RSU, such as the right to vote or the right to receive dividends, unless and until such Shares are issued to such Participant to settle such RSU.
(d)    Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(e)    The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.
Section 10.    Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion:
(a)    Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have the Award vested or settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
(b)    Each Performance Award shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more performance measures. Performance measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section as it may deem necessary or appropriate.
(c)    If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives for a Performance Award unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm.
(d)    Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.
(e)    The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.
Section 11.    Other Cash-Based Awards and Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Stock-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.
Section 12.    Effect of Termination of Service or a Change in Control on Awards.
(a)    The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.
(b)    Subject to the last sentence of Section 2(oo), the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service.
(c)    In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:
(i)    continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving corporation or its parent;
(ii)    substitution or replacement of such Award by the successor or surviving corporation or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);
(iii)    acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR Award, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR Award without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, either (A) immediately prior to or as of the date of the Change in Control or (B) upon a Participant’s involuntary Termination of Service (including upon a termination of a Participant’s employment by the Company (or a successor corporation or its parent) without “cause”, by a Participant for “good reason” and/or due to a Participant’s death or “disability”, as such terms may be defined in the applicable Award Agreement and/or a Participant’s Service Agreement) on or within a specified period following the Change in Control;
(iv)     in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s); and
(v)    cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor; and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in

Control; provided that the timing of such payment shall comply with Section 409A of the Code.
Section 13.    General Provisions Applicable to Awards.
(a)    Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.
(b)    Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c)    Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d)    Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will or pursuant to Section 13(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e)    If permitted by the Committee, a Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.
(f)    All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g)    The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.
Section 14.    Amendments and Terminations.
(a)    Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b)    Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.
(c)    Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d)    No Repricing. Notwithstanding the foregoing, except as provided in Section 5(c), no action (including the repurchase of Options or SAR Awards (in each case, that are “out of the money”) for cash and/or other property) shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any Award established at the time of grant thereof without approval of the Company’s stockholders.
Section 15.    Miscellaneous.
(a)    No Employee, Consultant, Director, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b)    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary. Further, the Company or any applicable Subsidiary may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(c)    Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)    To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.
(e)    If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(f)    Notwithstanding any other provision of this Plan or any Award to the contrary, no Option or other award shall be granted hereunder if, at the time of grant, such Option or award would result in this Plan or any portion hereof being deemed a scheme involving the grant by a subsidiary of a listed issuer on the Stock Exchange of Hong Kong for options over new shares or other new securities, or an arrangement analogous to such a scheme, that is required to comply with the requirements of Chapter 17 of the Main Board Listing Rules of the Stock Exchange of Hong Kong or any successor thereto (as amended from time to time, “Chapter 17 of the HKEX Listing Rules”), other than pursuant to a sub-plan or other scheme that satisfies all the requirements of Chapter 17 of the HKEX Listing Rules.
(g)    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(h)    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(i)    Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
Section 16.    Effective Date of the Plan. The Plan shall be effective as of the Effective Date, provided that the Board and the Company’s stockholders may approve the Plan prior to such date.
Section 17.    Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the 10-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
Section 18.    “Clawback” of Awards. The Company may adopt or modify, from time to time, one or more clawback policies providing for the recoupment or repayment of compensation under certain circumstances, including such policy as required under Section 10D of the Exchange Act and any related rules, regulations or listing standards (collectively, “Clawback Policies”). Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Clawback Policy that may be in place from time to time. In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan, an Award Agreement or otherwise, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).
Section 19.    Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
Section 20.    Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).
Section 21.    Data Protection. By participating in the Plan, a Participant consents to the holding and processing of personal information provided by such Participant to the Company or any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include:
(a)    administering and maintaining Participant records;
(b)    providing information to the Company, any Subsidiary, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;
(c)    providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and

(d)    transferring information about such Participant to any country or territory that may not provide the same protection for the information as such Participant’s home country.
Section 22.    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

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V29382-P04393

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASSETMARK FINANCIAL HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Company Proposal - Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Patricia Guinn
02) Ying Sun
03) Joseph Velli

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Company Proposal - Ratification of the selection of KPMG LLP as AssetMark Financial Holdings, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
3. Company Proposal - Approval of the Amended and Restated AssetMark Financial Holdings, Inc. 2019 Equity Incentive Plan.	☐	☐	☐

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment or postponement thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V29383-P04393

AssetMark Financial Holdings, Inc.
Annual Meeting of Stockholders
May 20, 2024, 1:00 PM Pacific Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael Kim and Ted Angus, each with the power to act without the other and with power of substitution and resubstitution, as proxy and attorney-in-fact and hereby authorizes each of them to represent and vote, as provided on the reverse side of this form, all the shares of common stock of AssetMark Financial Holdings, Inc. (the "Company") which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on May 20, 2024, via a live webcast at **www.virtualshareholdermeeting.com/AMK2024**, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side